UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12

Polaris Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
2018 Annual Meeting of Shareholders

Thursday, April 26, 2018
9:00 a.m. Central Time

Polaris Industries Inc.

2100 Highway 55
Medina, Minnesota 55340
763-542-0500
Fax: 763-542-0599

Dear Fellow Shareholder:

Our 2018 Annual Meeting of Shareholders will be held on Thursday, April 26, 2018 at 9:00 a.m., Central time. The Board of Directors of Polaris Industries Inc. (“Polaris”) joins me in extending a cordial invitation to attend this year’s Annual Meeting, our first completely virtual meeting of shareholders. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/PII. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card to enter the Annual Meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure you are logged in when the meeting starts. The online meeting will begin promptly at 9:00 a.m., Central time.

Again this year, we will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about March 9, 2018, we will mail to many of our shareholders the Notice containing instructions on how to access our Proxy Statement and Annual Report and vote electronically over the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the Notice to shareholders who previously elected to receive paper copies of the proxy materials, but rather will mail those shareholders a full set of the proxy materials.

Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting via the Internet. Please vote electronically over the Internet or, if you receive a paper copy of the proxy card by mail, by telephone or by returning your signed proxy card in the envelope provided. You may also vote your shares online during the meeting. Instructions on how to vote while participating in the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/PII.

Thank you for your continued investment in Polaris. We look
forward to you joining the virtual meeting.

Sincerely,

Scott W. Wine

Chairman of the Board and Chief Executive Officer

March 9, 2018

Enclosures

Polaris Industries Inc. 2100 Highway 55 Medina, Minnesota 55340	Notice of Annual Meeting of Shareholders

Thursday, April 26, 2018

9:00 a.m. Central Time

Polaris Industries Inc. will hold its 2018 Annual Meeting of Shareholders on Thursday, April 26, 2018 at 9:00 a.m. Central time. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/PII. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure you are logged in when the meeting starts. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about March 9, 2018. At the meeting, our shareholders will be asked to:

1.	Elect one Class II director for a two-year term ending in 2020, and three Class III directors for three-year terms ending in 2021.

2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018.

3.	Submit an advisory vote to approve the compensation of our Named Executive Officers (as described in the accompanying Proxy Statement).

4.	Act on any other matters that may properly come before the meeting.

The Board recommends that shareholders vote FOR each of the following:

1.	The director nominees named in the accompanying Proxy Statement.

2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018.

3.	The advisory vote to approve the compensation of our Named Executive Officers.

Only shareholders of record at the close of business on February 28, 2018 may vote at the Annual Meeting or any adjournment thereof.

Dated: March 9, 2018

By Order of the Board of Directors

Lucy Clark Dougherty

Senior Vice President-General Counsel and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to join the virtual meeting, we urge you to vote as soon as possible via the Internet as described in the Notice of Internet Availability of Proxy Materials. If you received a copy of the proxy card by mail, you may vote via Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2018.

Our Proxy Statement for the 2018 Annual Meeting of Shareholders, our Annual Report to Shareholders for the fiscal year ended December 31, 2017 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at https://materials.proxyvote.com/731068.

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POLARIS INDUSTRIES INC.

2100 Highway 55
Medina, Minnesota 55340

PROXY STATEMENT

Questions and Answers about the
Annual Meeting and Voting

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:	“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2017, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct how you may access and review all of the proxy materials on the Internet. The Notice also instructs how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of February 28, 2018. There were a total of 63,078,134 shares of our common stock outstanding on February 28, 2018. Polaris is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments. The Notice, this Proxy Statement and any accompanying proxy card, along with the 2017 Annual Report to Shareholders and the 2017 Annual Report on Form 10-K, were first made available to you beginning on or about March 9, 2018. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What constitutes a quorum to conduct business at the Annual Meeting?

A:	A majority of the outstanding shares of our common stock represented online or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 63,078,134 shares of our common stock were issued and outstanding. A majority of those shares, or 31,539,068 shares of our common stock, will constitute a quorum. If you submit a valid proxy or join the virtual Annual Meeting, your shares will be counted to determine whether there is a quorum. A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present online or by proxy and entitled to vote on that proposal, but will not be deemed to have been voted in favor of such proposal.

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Q:	What am I voting on, what vote is required to approve each proposal and how does the Board recommend I vote?

A:	The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed(1)	Impact of Withhold/ Abstention
Proposal 1 – Elect one Class II director for a two-year term ending in 2020, and three Class III directors for three-year terms ending in 2021	Majority of votes cast (votes cast “For” must exceed votes cast “Against”(2))	FOR, AGAINST, ABSTAIN	FOR	No	None
Proposal 2 – Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item(3)	FOR, AGAINST, ABSTAIN	FOR	Yes	AGAINST
Proposal 3 – Advisory vote to approve the compensation of our Named Executive Officers	We will consider our shareholders to have approved the compensation of our Named Executive Officers if there are more votes cast “For” the proposal than “Against”(4)	FOR, AGAINST, ABSTAIN	FOR	No	None

(1)	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that particular proposal. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the Annual Meeting are approved, although if a quorum for the Annual Meeting could not be established without including broker non-votes, then the broker non-votes required to establish the minimum quorum would have the same effect as votes against Proposal 2.

(2)	A majority voting standard is applicable only to uncontested elections. If there are more nominees than directors to be elected, then a plurality voting standard is applicable. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Any director who fails to receive a majority of the votes cast “for” his or her election in an uncontested election must promptly tender his or her resignation. In that event, the Corporate Governance and Nominating Committee must make a recommendation to the Board on whether to accept or reject the tender of resignation. The Board, after taking into account the recommendation, must publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.

(3)	The voting standard assumes that the number of shares voted in favor of such proposal constitute more than 25% of the outstanding shares of our common stock.

(4)	The advisory vote to approve the compensation of our Named Executive Officers is not binding on the Board, but the Compensation Committee will consider the shareholders’ advisory input when establishing compensation for our Named Executive Officers in future years.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. We do not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

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Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares via the Internet in advance of or during the Annual Meeting or by using one of the three following methods:

● Vote by Internet by following the instructions for Internet voting shown on the Notice, or if you requested printed proxy materials or you receive a paper copy of the proxy card, by following the instructions provided with your proxy materials and on your proxy card.

If you elected to receive printed proxy materials, you may also:

● Vote by phone following the instructions for telephone voting provided with your printed proxy materials and on your proxy card.

● Vote by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

● Shareholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/ PII in order to vote or submit questions during the meeting.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the proxy will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by voting online during the meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted online at the Annual Meeting by:

● Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions; (2) following the Internet voting instructions; or (3) completing, signing, dating and returning a new proxy card to us; or

● Giving written notice before the vote to our Secretary, stating that you are revoking your proxy; after which you may vote online during the Annual Meeting. If you wish to revoke your proxy by submitting a later proxy, you should submit the subsequent proxy in the same way you initially submitted it - that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. A representative of Broadridge Financial Solutions and Sean Bagan, our Treasurer, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed, except:

● To allow Broadridge Financial Solutions to tabulate the vote;

● To allow Sean Bagan, our Treasurer, and a representative of Broadridge Financial Solutions to certify the results of the vote; and

● To meet applicable legal requirements.

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Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris Industries Inc. Amended and Restated 2007 Omnibus Incentive Plan (the “Omnibus Plan”) or the Polaris Industries Inc. Employee Stock Purchase Plan, as well as any shares you own through the Polaris Employee Stock Ownership Plan (the “ESOP”) and the Polaris 401(k) Retirement Savings Plan (the “401(k) Plan”).

Q:	What happens if I don’t vote the shares that I own?

A:	For shares registered in your name. If you do not vote shares that are registered in your name by voting online at the Annual Meeting or by proxy through the Internet, telephone or mail as described on the Notice, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

For shares held in certain employee plans. If you hold shares in the ESOP or the 401(k) Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of common stock through the ESOP, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions actually received by the trustee from participants who give voting instructions. Votes under the ESOP receive the same confidentiality as all other votes.

Q:	How are common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of our common stock through the 401(k) Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the shares in your account will not be voted. Votes under the 401(k) Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals and nominees due for the 2019 Annual Meeting of Shareholders?

A:	If you want to submit a shareholder proposal or nominee for the 2019 Annual Meeting of Shareholders, you must submit the proposal in writing to our Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340, so it is received by the relevant date set forth on page 56 under the caption “Submission of Shareholder Proposals and Nominations.”

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Q:	How is this proxy solicitation being conducted?

A:	We engaged D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $16,500, plus out-of-pocket expenses. We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. D.F. King & Co., Inc. and our employees may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

Q.	Why is this Annual Meeting only virtual?

A:	We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and us. We believe that hosting a virtual meeting will enable shareholder participation from any location around the world.

Q.	Can I submit questions? If so, how?

A:	Shareholders who wish to submit a question to Polaris for the meeting may do so in advance, and live during the meeting at www.virtualshareholdermeeting.com/PII. If you have questions, you may type them in the dialog box provided at any point during the meeting until the floor is closed to questions.

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Security Ownership of Certain Beneficial
Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 16, 2018 by each person known to us who then beneficially owned more than 5% of the outstanding shares of our common stock, each director, each nominee for director, each Named Executive Officer named in the Summary Compensation Table appearing below and all current executive officers and directors as a group. As of February 16, 2018, there were 63,061,074 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents and deferred stock units credited as of February 16, 2018 to the accounts of each director as described in this Proxy Statement under the heading “ Director Compensation.”

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents(9)	Deferred Stock Units(10)
The Vanguard Group(1)	5,736,371	9.1%
BlackRock, Inc.(2)	5,467,176	8.7%
Manulife Financial Corporation(3)	5,070,819	8.0%
State Street Corporation(4)	3,658,150	5.8%
Polaris Industries Inc. Employee Stock Ownership Plan(5)	3,424,023	5.4%
Wells Fargo & Company(6)	3,190,182	5.1%
Scott W. Wine(7)	1,065,000	1.7%
Chairman of the Board and Chief Executive Officer
Michael T. Speetzen(7)	33,242	*
Executive Vice President – Finance and Chief Financial Officer
Christopher S. Musso	0	*
President – Off-Road Vehicles
Kenneth J. Pucel(7)	87,746	*
Executive Vice President – Global Operations, Engineering & Lean
Stacy L. Bogart(7)	24,682	*
Former Senior Vice President – Legal, General Counsel and Secretary
George W. Bilicic	2,833	*	527	0
Director
Annette K. Clayton	0	*	34,496	24,423
Director
Kevin M. Farr	2,100	*	4,777	4,942
Director
Gary E. Hendrickson	0	*	7,406	9,774
Director
Gwenne A. Henricks	1,200	*	2,806	2,909
Director
Bernd F. Kessler	0	*	10,448	12,690
Director
Lawrence D. Kingsley	7,075	*	2,422	2,909
Director
John P. Wiehoff	0	*	23,719	21,258
Director
All directors and current executive officers as a group (18 persons)(7)-(8)	1,484,856	2.4%	86,601	78,905

*	Indicates ownership of less than 1%.

(1)	The address for The Vanguard Group and its subsidiaries (collectively, “Vanguard”) is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard has sole voting power with respect to 46,621 shares, shared voting power with respect to 10,468 shares, sole dispositive power with respect to 5,683,141 shares and shared dispositive power with respect to 53,230 shares. This information was reported on a Schedule 13G/A filed by Vanguard with the SEC on February 9, 2018, and is as of December 31, 2017.

(2)	The address for BlackRock, Inc. and its affiliates (collectively, “BlackRock”) is 55 East 52 nd Street, New York, NY 10055. BlackRock, an investment advisor, has sole voting power with respect to 5,053,563 shares, and sole dispositive power with respect to 5,467,176 shares. This information was reported on a Schedule 13G/A filed by BlackRock with the SEC on January 29, 2018, and is as of December 31, 2017.

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(3)	The address for Manulife Financial Corporation and its subsidiaries (collectively, “Manulife”) is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. Manulife has sole voting and sole dispositive power with respect to 5,070,819 shares. This information was reported on a Schedule 13G/A filed by Manulife with the SEC on February 13, 2018, and is as of December 31, 2017.

(4)	The address for State Street Corporation and its subsidiaries (collectively, “State Street”) is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111. State Street has shared voting and shared dispositive power with respect to 3,658,150 shares. This information was reported on a Schedule 13G filed by State Street with the SEC on February 14, 2018, and is as of December 31, 2017.

(5)	The address for the ESOP is 2100 Highway 55, Medina, MN 55340. The ESOP has shared voting and shared dispositive power with respect to 3,424,023 shares. This information was reported on a Schedule 13G/A filed by the ESOP with the SEC on February 9, 2018, and is as of December 31, 2017.

(6)	The address for Wells Fargo & Company and its subsidiaries (collectively, “Wells Fargo”) is 420 Montgomery Street, San Francisco, CA, 94163. Wells Fargo has sole voting power with respect to 16,432 shares, shared voting power with respect to 3,129,477 shares, sole dispositive power with respect to 16,432 shares, and shared dispositive power with respect to 3,173,750 shares. This information was reported on a Schedule 13G filed by Wells Fargo with the SEC on January 29, 2018, and is as of December 31, 2017.

(7)	Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after February 16, 2018: Mr. Wine, 748,000 shares; Mr. Speetzen, 30,500 shares; Mr. Pucel, 71,500 shares; Ms. Bogart, 13,000 shares; and all executive officers combined, 1,064,995 shares.

(8)	Includes 1,500 aggregate restricted stock units of common stock awarded to current executive officers as a group under the Omnibus Plan. All of the 1,500 restricted shares become freely tradable only if the holders continue to be employees for specified periods of time.

(9)	Represents the number of common stock equivalents credited as of February 16, 2018 to the accounts of each non-employee director and the accompanying dividend equivalent units, as maintained by us under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent and dividend equivalent unit held by that director upon his or her termination of service as a member of the Board or upon a change of control of our Company.

(10)	Represents the number of deferred stock units awarded to each of the non-employee directors under the Omnibus Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit and dividend equivalent unit upon his or her termination of service as a director or upon a change in control of our Company.

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Corporate Governance

Board Leadership Structure

Mr. Wine holds the titles of Chairman of the Board and Chief Executive Officer (“CEO”) of Polaris. The Board believes that the interests of having a unified leadership structure with positions of Chairman and CEO being held by the same person is currently appropriate for our Company. The Board has flexibility to choose a different Board leadership structure if and when it believes circumstances warrant. Our Corporate Governance Guidelines provide that if the CEO is also the Chairman of the Board, the Chair of the Corporate Governance and Nominating Committee, who is an independent director, will serve as the Lead Director. The Board believes that its independent Board committees and Lead Director provide appropriate independent Board leadership and oversight. Mr. Wiehoff is currently our Lead Director. The duties and responsibilities of the Lead Director, among others include:

LEAD DIRECTOR DUTIES AND RESPONSIBILITIES

●	Presides over Board meetings at which the Chairman is not present, including executive sessions of independent directors	●	In consultation with the Chairman, approves:
			–	Key information sent to the Board
			–	Meeting agendas for the Board
			–	Meeting schedules to assure that there is sufficient time for discussion of all agenda items.
●	Serves as the liaison between the Chairman and independent directors	●	Has authority to call meetings of independent directors
●	If requested by major shareholders, ensure his/her availability for consultation and direct communication	●	Conducts and facilitates annual Board self-evaluation
●	Communicates with CEO about strategic business issues, government processes and board relationships	●	Coordinates with the Compensation Committee on CEO evaluation

Risk Oversight

Our Audit Committee is primarily responsible for regularly reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including management’s guidelines and policies with respect to risk assessment and risk management. When the Board deems it appropriate, responsibility of oversight of a specific risk is assigned to another one of the Board’s committees.

We engage in an Enterprise Risk Management (“ERM”) process. The ERM process consists of periodic risk assessments performed by various functional management groups during the year. At least twice a year, executive management presents these assessments to the Audit Committee to ensure that the process is sound and complete, oversight is appropriate, and the risks and risk assessments are thoroughly reviewed. In addition, the Audit Committee reports regularly to the full Board, which also considers our risk profile. While our management is responsible for day-to-day risk management identification and mitigation, the Board, directly and through its committees, oversees the execution of the ERM process. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Diversity

The Corporate Governance and Nominating Committee is responsible for identifying individuals who it considers qualified to become Board members. In furtherance of this duty, the Corporate Governance and Nominating Committee considers, as required by its charter as well as the Company’s Corporate Governance Guidelines, the Board’s overall balance of diversity of perspectives, backgrounds and experiences in areas relevant to the Company’s activities when selecting Board nominees, although the Company does not maintain a formal policy regarding the diversity of Board members. The Corporate Governance and Nominating Committee views diversity broadly and evaluates a wide range of criteria as it makes its selections, including, among others, functional areas of experience, educational background, employment experience, and leadership performance. The Corporate Governance and Nominating Committee also assesses those intangible factors it deems necessary to develop a heterogeneous and cohesive Board such as integrity, judgment, intelligence, and the willingness and ability of the candidate to devote adequate time to Board duties for a sustained period.

Our Board and each of its committees engage in an annual self-evaluation process. As part of that process, directors provide feedback on whether the Board is meeting its diversity objectives and how the composition of the Board should be altered in order to enhance its value to our Company and shareholders.

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Corporate Governance Guidelines and Independence

Our Board has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polaris.com. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (the “NYSE”), a majority of the members of the Board must be independent as determined by the Board. In making its determination of independence, among other things, the Board must have determined that the director has no material relationship with the Company either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us. The Board of Directors has determined that Ms. Clayton and Ms. Henricks, and Messrs. Bilicic, Farr, Hendrickson, Kessler, Kingsley, and Wiehoff are independent. Mr. Wine, our Chairman and CEO, is the only director who is not independent.

The Board based its independence determinations, in part, upon a review by the Corporate Governance and Nominating Committee and the Board of certain transactions between the Company and companies with which certain of our directors have relationships, each of which was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit. Specifically, the Corporate Governance and Nominating Committee and the Board reviewed ordinary course of business purchases by us from C. H. Robinson Worldwide, where Mr. Wiehoff is, and during fiscal 2017 was, the CEO. The payments were less than the greater of $1,000,000 or 2.0% of the recipient’s gross revenues in fiscal 2017. Accordingly, a majority of our Board is considered to be independent. Additionally, all current members of our Audit, Compensation, and Corporate Governance and Nominating Committees are considered to be independent.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees, including our CEO, our Chief Financial Officer (“CFO”) and all other executive officers, and the Board. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polaris.com. In the event we waive any of the provisions of the Polaris Code of Business Conduct and Ethics with respect to the CEO, CFO, any executive officer or member of the Board that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), we intend to disclose such actions on our website at the same location.

Hedging and Pledging Policy

We adopted a policy that prohibits Directors and executive officers from engaging in hedging transactions with respect to our common stock. We also adopted a policy that permits Directors and executive officers to pledge our common stock as collateral for a loan only if it is pre-approved by the Company’s General Counsel or CFO. The Director or executive officer must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board. Any shareholder or other interested party who desires to communicate with the Board, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine whether the communication is a message to one or more of our directors and then will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate.

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Board Meetings

During 2017, the full Board met four times. Each of the meetings was preceded and/or followed by an executive session of the Board without management in attendance, chaired by Mr. Wiehoff. Each of our directors attended at least 75 percent of the meetings of the Board and any committee on which that director served in 2017. The Board also took action in writing ten times in 2017. We do not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve as well as the annual shareholder meetings. All then-current members of the Board attended our 2017 Annual Meeting.

Committees of the Board and Meetings

The Board has designated four standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Technology Committee each operate under a written charter, which is available on our website at www.polaris.com. The current membership of each committee and its principal functions, as well as the number of times it met during 2017, are described below.

Audit Committee Members: Kevin M. Farr, Chair George W. Bilicic Gwenne A. Henricks Bernd F. Kessler Lawrence D. Kingsley	All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board in accordance with our Corporate Governance Guidelines, SEC rules and the applicable listing requirements of the NYSE. Additionally, Messrs. Bilicic, Farr, Kessler, and Kingsley have each been determined by the Board to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.

Functions:

The Audit Committee assists the Board in fulfilling its fiduciary responsibilities by overseeing our financial reporting and public disclosure activities. The Audit Committee’s primary purposes and responsibilities are to:

	●	Assist the Board of Directors in its oversight of (a) the integrity of our financial statements, (b) the effectiveness of our internal control over financial reporting, (c) our compliance with legal and regulatory requirements, (d) the independent auditor’s performance, qualifications and independence, and (e) the responsibilities, performance, budget and staffing of our internal audit function;

	●	Prepare the Audit Committee Report that appears later in this Proxy Statement;

	●	Serve as an independent and objective party to oversee our financial reporting process and internal control system; and

	●	Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board.

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and oversight of the work of any independent registered public accounting firm employed by us (including resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for us, and each such independent registered public accounting firm reports directly to the Audit Committee. This committee met nine times during 2017.

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Compensation Committee Members: Gary E. Hendrickson, Chair Annette K. Clayton John P. Wiehoff	All members of the Compensation Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Functions:

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight to the administration of our director and executive compensation, administers our equity-based and cash incentive plans, reviews and approves the compensation of executive officers and senior management, reviews and recommends the compensation of the directors to the Board, reviews and discusses the Compensation Discussion and Analysis included in this Proxy Statement with management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report that appears later in this Proxy Statement. The Compensation Committee met five times during 2017 and took action in writing two times.

Delegation of Authority

The committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the committee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 of the Securities Exchange Act, as in effect from time to time, and/or (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as in effect from time to time.

Use of Compensation Consultant

The Compensation Committee has the authority to retain independent counsel and other independent experts or consultants. The Compensation Committee engaged Willis Towers Watson to act as its compensation consultant again in 2017. The Compensation Committee uses its compensation consultant in an advisory role for various technical, analytical, and plan design issues related to our compensation and benefit programs including, collecting market information on a variety of executive pay and design issues and assisting in the design and review of programs such as our long-term incentive program and annual cash incentive plan. The compensation consultant does not determine compensation for any of our executives, which role is reserved to the Compensation Committee. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to the rules of the SEC and concluded no conflict of interest exists that would prevent the independent representation of the Compensation Committee. We used Willis Towers Watson for non-executive consultation services in 2017 for which it was paid $26,250.
Corporate Governance and Nominating Committee Members: John P. Wiehoff, Chair George W. Bilicic Gary E. Hendrickson Bernd F. Kessler	All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Functions:

The Corporate Governance and Nominating Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of our Company. The Corporate Governance and Nominating Committee reviews and evaluates the policies and practices with respect to the size, composition and functions of the Board, evaluates the qualifications of possible candidates for the Board and recommends the nominees for directors to the Board for approval. The committee will consider individuals recommended by shareholders for nomination as a director, applying the standards described in the Corporate Governance and Nominating Committee Charter. The committee also is responsible for recommending to the Board any revisions to our Corporate Governance Guidelines, as well as developing, reviewing and overseeing compliance with the Company’s policies and procedures regarding related person transactions and conflicts of interest. This committee met two times during 2017 and took action in writing two times.

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Technology	Functions:
Committee
Members: Annette K. Clayton, Chair George W. Bilicic Kevin M. Farr Gwenne A. Henricks Bernd F. Kessler Lawrence D. Kingsley Scott W. Wine	The Technology Committee provides oversight of our product plans, technology development and related business processes. The committee reviews (a) product and technology development plans to ensure the continuous flow of innovative, differentiated, leadership products in the markets we currently serve; (b) plans for growth through new products serving adjacent markets; (c) new technology development and plans for insertion of new technology into the long-range product plan; (d) major competitive moves and our response plan; (e) the adequacy of the processes, tools, facilities and technology leadership of our product and technology development; (f) the costs, benefits and risks associated with major product development programs and related facility investments; (g) plans to address changing regulatory requirements; (h) strategic sourcing plans for products and technology; and (i) quality initiatives to ensure that the quality of our products meets or exceeds customer expectations. This committee met three times during 2017.

Certain Relationships and Related Transactions

During 2017, we did not engage in any transactions with related persons that are required to be described in this Proxy Statement pursuant to applicable SEC regulations.

Our written Related-Person Transactions Policy, which is applicable to all of our directors, nominees for directors, executive officers and 5% shareholders and their respective immediate family members, prohibits “related-person transactions” unless approved or ratified by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include any transaction in which we are directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000, and in which a director, nominee for director, executive officer or 5% shareholder, or any of their respective family members, has or will have a direct or indirect material interest.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof are also to be reported to the chair of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee shall review the material facts of all related-person transactions that require the committee’s approval and either approve or disapprove of the related person transaction. If advance committee approval of a related-person transaction is not feasible, then the related-person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. Any related-person transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the committee, so as to avoid or otherwise address any resulting conflict of interest.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. During fiscal year 2017, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officers served on our Compensation Committee or Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC. Executive officers and directors are required to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2017 and written representations that no other reports were required, we believe that, during the year ended December 31, 2017, all filing requirements applicable to our directors, executive officers and 10% beneficial owners, if any, were complied with on a timely basis, except that the Company inadvertently failed to timely report an aggregate of 252 shares purchased by Mr. Kingsley on July 25, 2016, August 25, 2016, and December 22, 2016, and 102 shares sold by Mr. Kingsley on November 21, 2016, which report was filed on November 7, 2017. These transactions occurred in a brokerage account managed by an investment advisor who maintained discretionary authority over the account.

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Proposal 1 — Election of Directors

General Information

The Board is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class III directors currently serving on the Board, whose terms expire at the 2018 Annual Meeting, are Annette K. Clayton, Kevin M. Farr, and John P. Wiehoff. In addition, on August 18, 2017, the Board appointed George W. Bilicic to the Board as a Class II director whose initial term expires at the 2018 Annual Meeting as well.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board proposes that George W. Bilicic be elected as a Class II director for a two-year term expiring in 2020, and Annette K. Clayton, Kevin M. Farr, and John P. Wiehoff be elected as Class III directors for three-year terms expiring in 2021.

Each of the nominees currently serves as a member of the Board. The persons named in the proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy that you vote to “abstain” or vote “against” any or all of the nominees. Our Articles of Incorporation require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election, that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee. A vote to “abstain” will not have an effect in determining the election results. If you are voting by telephone or on the Internet, you will be told how to abstain your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy. There are no family relationships between or among any of our executive officers, directors or director nominees.

The Board, upon recommendation of the Corporate Governance and Nominating Committee, unanimously recommends a vote FOR the election of these nominees as directors.

Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding our business and affairs. Other than our CEO, all of the members of the Board are independent. Though the members of the Board have been selected to provide a wide range of viewpoints, the atmosphere of our Board is collegial. Preparation, engagement and participation are expected from our directors. We insist on high personal and professional ethics, integrity and values. All of our current directors and the director nominees satisfy such requirements. The Board has adopted Corporate Governance Guidelines, which are observed by all directors. With a diverse mix of experience, backgrounds and skill sets, the Board believes it is well positioned to represent the best interests of the Company’s shareholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

In August 2017, George W. Bilicic was appointed as a Class II member of the Board of the Directors, with his initial term expiring at the 2018 Annual Meeting. The Corporate Governance and Nominating Committee led the process for selecting the director nominee and recommending the selected nominee to the Board. Based upon the composition and qualifications of the current Board members, the Corporate Governance and Nominating Committee focused on individuals who have a financial background with experience in global operations, mergers and acquisitions and diverse business lines. Mr. Bilicic was specifically identified by our CEO and subsequently interviewed by the Chair of the Corporate Governance and Nominating Committee and other Board members.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the shareholder’s notice must include the information specified in our bylaws, including the shareholder’s name and address, the information required to be disclosed by the SEC’s proxy rules, a written consent of the candidate to be named in the proxy statement and to serve as a director if elected, specified information regarding the shareholder’s interests in our capital stock, and the representations specified in our bylaws. The Corporate Governance and Nominating Committee will evaluate recommended nominees based on the factors identified in the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at www.polaris.com. Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the SEC and any applicable laws.

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Director Nominee — Class II (Term Ending 2020)

George W. Bilicic

Age 54

Director since 2017

Independent

Committees

●

Audit

●

Corporate Governance and Nominating

●

Technology

Experience

Mr. Bilicic is Vice Chairman of Investment Banking at Lazard, an investment banking firm, where he also serves as Head of U.S. Midwest Investment-Banking Business and Global Head of Power, Energy & Infrastructure. Mr. Bilicic also serves as a member of the Firm’s Investment Banking Committee and Deputy Chairpersons Committee. Other than his time at Kohlberg Kravis Roberts & Co. (“KKR”) where he served as Managing Director and Head of Infrastructure from May 2008 to October 2008, Mr. Bilicic has been at Lazard since March 2002. He previously served as a Managing Director at Merrill Lynch & Co., Inc. from January 2001 to March 2002, and was a Partner at Cravath, Swaine & Moore LLP from 1995 to 2000. Mr. Bilicic currently serves as a member of the Board of Directors or equivalent for the Chicago Council on Global Affairs, Georgetown University Law School, The HistoryMakers, Metropolitan Planning Council, and the Museum of Science and Industry.

Key Skills and Qualifications

Mr. Bilicic brings strong legal and investment banking expertise to the Board. He also brings to the Board significant knowledge on mergers and acquisitions and other transactions.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
None	None

Director Nominees — Class III (Term Ending 2021)

Annette K. Clayton

Age 54

Director since 2003

Independent

Committees

●

Compensation

●

Technology, Chair

Experience

Ms. Clayton has been the Chief Executive Officer and President of Schneider Electric North America, a French multinational firm specializing in energy management and automation solutions, since June 2016 and is a member of the Executive Committee. In her prior position with Schneider, she was Chief Supply Officer from May 2011 to June 2016. From 2006 to 2011, Ms. Clayton led Dell Inc.’s supply chain transformation and oversaw the global manufacturing and fulfillment operations. Prior to that, she worked for General Motors Corporation in senior management positions in engineering and production, including President, Saturn Corporation.

Key Skills and Qualifications

With experience in leading a large corporation including overseeing strategic direction and financial accountability and running large scale supply chain manufacturing companies with global presence, Ms. Clayton brings to the Board expertise in supply chain management and strategy, and global and channel expansions.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
None	None

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Kevin M. Farr

Age 60

Director since 2013
Independent

Committees

●

Audit, Chair

●

Technology

Experience

Mr. Farr has been the Chief Financial Officer and Secretary of ChromaDex Corp., a science-based nutraceutical company, since October 2017. He previously served as Executive Vice President and Chief Financial Officer of Mattel, Inc., a world-wide leader in the design, manufacture, and marketing of toys and family products, from February 2000 through September 2017, and prior to that served in multiple leadership roles at Mattel, Inc. since 1991. Before joining Mattel, Inc., Mr. Farr spent 10 years at Pricewaterhouse Coopers. He serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California.

Key Skills and Qualifications

With his many years of experience in executive leadership roles and his financial background with a Fortune 500 company, Mr. Farr provides the Board expertise in financial operations, business development and corporate strategy and complex financial issues. As a past director for a public company, he also provides significant board experience.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
None	Beckman Coulter, Inc.

John P. Wiehoff

Age 56

Director since 2007

Lead Director

Independent

Committees

●

Compensation

●

Corporate Governance and Nominating, Chair

Experience

Mr. Wiehoff has been Chief Executive Officer and Chairman of the Board of C.H. Robinson Worldwide, a transportation, logistics and sourcing company since 2007 and previously was Chief Executive Officer of the company beginning in May 2002 and President in 1999. He has held multiple leadership roles including Chief Financial Officer since joining C.H. Robinson in 1992. Prior to that, Mr. Wiehoff was with Arthur Andersen LLP.

Key Skills and Qualifications

Mr. Wiehoff provides the Board with valuable insight in logistics and complex financial issues gained while serving as the chief executive officer and chief financial officer of a Fortune 500 company. As a director for public companies, he also has significant board experience.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
C.H. Robinson Worldwide	None
Donaldson Company, Inc.

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Directors Continuing in Office — Class I (Term Ending 2019)

Bernd F. Kessler

Age 59

Director since 2010

Independent

Committees

●

Audit

●

Corporate Governance and Nominating

●

Technology

Experience

Mr. Kessler was the Chief Executive Officer of SRTechnics AG, a privately-held aircraft component and engine service provider with facilities throughout Europe and in China, from January 2008 through January 2010. He was the President and Chief Executive Officer of MTU Maintenance, a subsidiary of Aero Engines AG from September 2004 through October 2007 where he was an integral part of the successful initial public offering of the Company on the Frankfort Stock Exchange. Prior to September 2004, Mr. Kessler held management and executive positions for 20 years at Honeywell International, Inc. and its preceding company AlliedSignal Corp. Mr. Kessler also serves on the boards of Flowcastings GmbH, Zitec GmbH, and serves as Chairman of RENA Technologies GmbH.

Key Skills and Qualifications

A recognized industry leader in the global aerospace and defense markets, Mr. Kessler is based in Europe. His experience in operations, service and global business are key assets as we continue to expand our international footprint and strive to increase operational efficiency.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
None	None

Lawrence D. Kingsley

Age 55

Director since 2016

Independent

Committees

●

Audit

●

Technology

Experience

Mr. Kingsley served as the Chairman and Chief Executive Officer of the Pall Corporation, a global supplier of filtration, separations and purification products, from October 2013 to October 2015 and previously served as its CEO and President starting in October 2011. Prior to his election, he served as Chairman, President and CEO of IDEX Corporation, a developer, designer and manufacturer of fluid and metering technologies and health and science technologies, from March 2005 to August 2011. Before joining IDEX, Mr. Kingsley held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated.

Key Skills and Qualifications

Mr. Kingsley brings strong executive leadership and business management skills to our Board, as well as valuable experience in strategic planning, corporate development and operations analysis. He also brings significant expertise in financial reporting and corporate finance.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
IDEXX Laboratories	Cooper Industries Ltd.
Rockwell Automation Corporation	Cooper Wiring Devices, Inc.

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Scott W. Wine

Age 50

Director since 2008

Committees

●

Technology

Experience

Mr. Wine has served as Chief Executive Officer of Polaris since September 2008 and was elected to the Board in October 2008. He has been the Chairman of the Board since January 2013. Prior to joining Polaris, Mr. Wine held executive positions with United Technologies Corporation, Danaher Corp. and Allied Signal Corp. (now Honeywell International Inc.), and served as a United States naval officer.

Key Skills and Qualifications

Mr. Wine’s knowledge of the all aspects of the Company’s business as its CEO, combined with his drive for innovation and excellence, position him well to serve as Chairman of the Board. In his position as a director and CEO, he plays a key role in facilitating communication and information flow between management and the Board on a regular basis.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
US Bancorp	None
Terex Corporation

Directors Continuing in Office — Class II (Term Ending 2020)

Gary E. Hendrickson

Age 61

Director since 2011

Independent

Committees

●

Compensation, Chair

●

Corporate Governance and Nominating

Experience

Mr. Hendrickson is the Chairman of the Board of CPG International, LLC. He served as Chairman and Chief Executive Officer of The Valspar Corporation, a global paint and coatings manufacturer, from June 2011 to June 2017, and was its President and Chief Operating Officer from February 2008 until June 2011. He held various executive leadership roles with The Valspar Corporation since 2001 including positions with responsibility for the Asia Pacific operations.

Key Skills and Qualifications

Mr. Hendrickson’s experience as President and Chief Executive Officer of a global company provides expertise in corporate leadership and development, and execution of business growth strategy. He also brings to the Board significant global experience and knowledge of competitive strategy including international competition.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
None	The Valspar Corporation

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Gwenne A. Henricks

Age 60

Director since 2015

Independent

Committees

●

Audit

●

Technology

Experience

Ms. Henricks served as Vice President, Product Development & Global Technology, and Chief Technology Officer of Caterpillar Inc., a world leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, from 2012 to 2016. She joined Caterpillar in 1981 in an engineering role and held numerous engineering and executive roles progressing in scope and complexity. Ms. Henricks serves on the Bradley University Engineering Advisory Committee.

Key Skills and Qualifications

Ms. Henricks brings to the Board executive leadership, as well as valuable knowledge and experience in technology and global research and development organization.

Other Public Company Boards

Current	Prior (Within the Past 5 Years)
None	None

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis (the “CD&A”) describes our compensation objectives and policies and the compensation awarded to our Named Executive Officers during 2017. Our Named Executive Officers during 2017 were:

Name	Title
Scott W. Wine	Chairman of the Board and Chief Executive Officer (“CEO”)
Michael T. Speetzen	Executive Vice President – Finance and Chief Financial Officer (“CFO”)
Kenneth J. Pucel	Executive Vice President – Global Operations, Engineering and Lean (“EVP”)
Christopher S. Musso	President – Off-Road Vehicles
Stacy L. Bogart	Former Senior Vice President – Legal, General Counsel and Secretary

Mr. Musso joined the Company on November 6, 2017. Ms. Bogart ceased to be an executive officer on January 2, 2018.

Executive Summary

Key 2017 Company Financial Performance

All results measured against fiscal 2016.

2017 Compensation Decisions

Consistent with our compensation philosophy of paying for performance, our compensation programs closely link pay and performance. Our performance during 2017 resulted in the following compensation actions:

Base Salary:	Increases were made to Messrs. Speetzen and Pucel and Ms. Bogart for 2017 based on individual performance and were generally implemented to maintain the Named Executive Officer’s position with respect to market median. Mr. Wine did not receive a base salary increase in 2016 and 2017. Mr. Musso commenced his employment with the Company on November 6, 2017.
Annual Incentive Plan:	The Company achieved adjusted earnings per share of $5.09 and adjusted inventory level of $799 million under the Senior Executive Incentive Plan warranting payouts of an annual cash incentive to each of our Named Executive Officers.
Long-Term Incentive (PRSUs):	We did not meet the minimum ROIC threshold set forth in the form of Performance Restricted Stock Units (PRSUs) granted to our Named Executive Officers in 2015, therefore none of these 2015 long-term incentive award grants were earned or vested.
Mr. Musso – New Hire Compensation:

Mr. Musso commenced his employment on November 6, 2017. As part of his new hire offer,

Mr. Musso received a sign-on bonus, a make-whole cash award payable in four quarterly installments in 2018, and Restricted Stock Units (RSUs) that vest over a period of three years.

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Return to Shareholders

Because significant portions of our executive compensation program are equity-based, the amount of compensation (defined as salary, annual incentive payment and grant date fair value of equity awards) ultimately realized by our Named Executive Officers is closely linked to the performance of our common stock, which is reflected in the following chart which compares our annualized total shareholder return to that of the members of our 2017 Peer Group listed on page 24:

	Annualized Total Shareholder Return(1)
Percentile	1-Year	3-Year	5-Year
25th Percentile(2)	4%	4%	9%
Median(2)	27%	10%	13%
75th Percentile(2)	45%	21%	21%
Polaris Industries	54%	(4)%	10%
Polaris Percentile	95%	12%	40%

(1)	1-Year, 3-Year and 5-Year Total Shareholder Return are annualized total shareholder rates of return reflecting the stock price appreciation plus reinvestment of dividends, as of December 31, 2017.

(2)	These percentiles represent Total Shareholder Return of the members of our 2017 Peer Group listed on page 24.

Our 2016 Say on Pay Results and Shareholder Outreach

Shareholders approved on an advisory basis the Company’s Say on Pay proposal at our 2017 Annual Meeting of Shareholders with 81.8% of the votes cast (excluding abstentions) in favor of the compensation paid to our Named Executive Officers. Beginning in late 2016 and continuing throughout 2017, the Compensation Committee conducted a shareholder outreach program to discuss our corporate governance and executive compensation programs, policies and practices with some of our largest shareholders. The outreach program is designed to maintain an ongoing relationship with investors to better understand their issues and perspectives on the Company, including executive compensation practices. We plan to continue the outreach program in the years to come. To the extent the Compensation Committee receives specific comments about executive compensation policies or practices, it will take them into consideration when making its decisions. In 2017, in consideration of industry practices and shareholder sentiment, the Compensation Committee selected relative total shareholder return as the sole performance metric under our long-term incentive program.

Objectives of Our Compensation Program

Our executive compensation philosophy aligns executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program for our Named Executive Officers are the following:

●	Pay for Performance: Emphasize variable compensation that is tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

●	Shareholder Alignment: Link executives’ incentive goals with the interests of our shareholders by providing equity- based forms of compensation and establishing specific stock ownership guidelines for employees in key management positions throughout our Company;

●	Long-Term Success: Support and reward executives for consistent performance over time and achievement of our long-term strategic goals; and

●	Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of

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executive officers and assures that the interests of our executive officers and shareholders are aligned. Although the program emphasizes performance-based and equity-based compensation as a percentage of total direct compensation (base salary and annual and long-term incentives), we do not, however, have specific policies governing the allocation of the total direct compensation opportunity among its various components. The following charts illustrate the percentage of the 2017 target total direct compensation opportunity for Mr. Wine and the other Named Executive Officers who were with us for all of 2017 as a group represented by each compensation component:

*	Base salary, target annual incentive and grant date fair value of long-term incentives.

**	Mr. Musso was excluded from the chart because he commenced employment on November 6, 2017 and does not have a full year of compensation data.

We believe that our compensation policies and practices are designed to mitigate compensation-related risks to the Company’s long-term performance, ethical standards and reputation. The table below illustrates some of those policies and practices.

What We Do	What We Don’t Do
Majority of executive pay is performance-based and not guaranteed	Do not have long duration employment contracts
Appropriate balance between short-term and long-term compensation to discourage short-term risk taking	No repricing or back dating of stock options
Require “double trigger” change in control and termination of employment provisions in equity awards granted after May 1, 2015 and in severance agreements	No hedging and short sales by executive officers and Directors
Vigorous stock ownership guidelines, including a requirement that our CEO own shares with a value that equals or exceeds seven times his base salary	No pledging Company stock without clear demonstration of financial ability to repay loan as well as management pre-approval
Clawback policy allows recovery of cash- or equity-based incentive compensation payments upon occurrence of certain financial restatements	No dividends or dividend equivalents on unearned or unvested restricted stock or restricted stock units
Utilize an independent compensation consultant	No excise tax gross-ups upon a change in control
Mitigate undue risk in compensation programs	No excessive perquisites for executives

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Executive Compensation Program Components

Compensation Type	Compensation Component	Purpose	Key Features
Fixed	Base Salary	● Provide a fixed level of compensation on which executive officers can rely	● Salary levels set based on an assessment of:
– Level of responsibility
– Experience and time in position
– Individual performance
– Future potential
– Salary level relative to market median for most applicable comparator job
– Internal pay equity considerations
● Salary levels are reviewed annually by the Compensation Committee and adjusted as appropriate
Variable	Annual Cash Incentive (Senior Executive Plan)

●

Provide explicit incentives to achieve or exceed annual budgeted earnings per share or other desired performance objectives

●

Link pay to performance

●

Align performance objectives with interests of our shareholders

●

Target incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data

●

Maximum potential payouts based on attainment of specified levels of financial performance

●

For 2017 awards, actual payouts may be less than or equal to maximum potential payouts based on degree to which financial performance objectives are achieved and on consideration of other Company, business unit and individual performance factors, and are determined by the Compensation Committee

Long-Term Incentives (Including Stock Options and Performance Restricted Stock Units; Restricted Stock Units and Restricted Stock may be granted in limited circumstances)

●

Provide executive officers with incentives to achieve multi-year financial and operational objectives

●

Link pay to financial, operational and stock price performance

●

Align executive officers’ interests with the interests of our shareholders

●

Equity based performance awards (PRSUs) are earned based on the degree to which specified financial objectives are attained over a three-year performance period

●

Target incentive opportunity based on responsibilities of position, expected level of contribution and consideration of market data

●

Stock options provide value to executive officers only if stock price increases over the stock option term, generally ten years

●

Restricted stock vests upon attainment of specified multi-year financial objectives and/or completion of a specified period of employment

●

All grants are approved by the Compensation Committee

●

Actual earned shares are determined by the Compensation Committee

Other	Benefits and Perquisites

●

Provide an overall compensation package that is competitive with those offered by companies with whom we compete for executive talent

●

Provide a level of retirement income and promote retirement savings in a tax-efficient manner

●

Participation in 401(k) plan and health and welfare plans generally made available to our employees

●

Executive officers may participate in a non-qualified supplemental retirement savings plan and will receive an employer match up to 5% on base salary and Senior Executive Plan deferral contributions when their 401(k) participation has been limited by IRS annual contribution rules

●

Perquisites described on page 30

Post- Employment Compensation (Severance and Change in Control Arrangements)

●

Enable executive officers to evaluate potential transactions focused on shareholder interests

●

Provide continuity of management

●

Provide a bridge to next professional opportunity in the event of an involuntary termination

●

Double-trigger change in control severance arrangements

●

Double-trigger accelerated vesting of equity awards upon change in control for awards granted after May 2015

●

Severance for termination by the Company without cause or for good reason resignation

●

Non-compete and non-solicitation restrictions following termination of employment

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Determining Executive Compensation

Compensation Committee Process

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program. The Compensation Committee meets in January or February of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the executive officers for the current year; (ii) determine the actual annual incentive compensation to be paid to each executive officer for services provided during the prior year; (iii) establish plan targets and performance measures for the three-year performance period beginning on January 1 of the current year for long-term incentive awards; (iv) determine the number of PRSUs earned, if any, under the long-term incentive program for the three-year performance period ended on the immediately preceding December 31st; and (v) determine stock option awards and any other equity-based awards to be granted to executive officers.

When making individual compensation decisions for the executive officers, the Compensation Committee takes many factors into account. These factors include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, our overall performance, retention concerns, the individual’s tenure and experience with our Company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the Compensation Committee’s compensation philosophy, and comparisons to other comparably situated executive officers (both those of the Company and those of the peer group companies). The Compensation Committee’s process utilizes input, analysis and review from a number of sources, including our management, other independent directors of the Board, the Compensation Committee’s independent compensation consultant, and market studies and other comparative compensation information as discussed below.

The Compensation Committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with our CEO annually to review the performance of our other executive officers. The meeting includes an in-depth review of each executive officer, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.

The Compensation Committee considers input from our CEO, EVP, CFO, and Senior Vice President–Chief Human Resources Officer (“SVP–CHRO”) when developing and selecting metrics and performance objectives for our Senior Executive Plan and long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The Compensation Committee also receives recommendations from our CEO, with the assistance of our SVP–CHRO (for executive officers other than himself), regarding base salary amounts, annual incentive award amounts and equity-based incentive awards for our other executive officers. In determining the CEO’s compensation, the Compensation Committee considers comparative compensation information and input from its independent compensation consultant.

Role of the Compensation Consultant

Willis Towers Watson provides the Compensation Committee with an annual compensation market analysis for the executive officers and directors; makes recommendations on the executive pay programs; reviews, participates and comments on executive and board compensation matters; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation.

Market Competitiveness Review

The compensation consultant and the Compensation Committee periodically reviewed the composition of the peer group of companies about which competitive compensation data is obtained. The peer group is established each July and is used for purposes of setting compensation for the following year.

In 2016, two members of the peer group were in the process of either being acquired or merged. Jarden Corporation was acquired by Newell Rubbermaid which renamed itself Newell Brands and The Valspar Corporation merged into Sherwin Williams Corporation. With the removal of these two companies from the

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peer group, the Compensation Committee with the guidance of Willis Towers Watson reviewed the composition of the peer group and made the following adjustments: removed both Arctic Cat and H.B. Fuller Company, each of whose market capitalization and revenue is smaller than Polaris and added Dover Corporation, Parker-Hannifin Corporation and Stanley Black & Decker, Inc. which are larger, more diversified, global organizations. These changes created a peer group of 21 companies that was used for the purposes of setting 2017 compensation.

2017 PEER GROUP CHANGES

Additions	Deletions
Dover Corporation	Jarden Corporation
Parker-Hannifin Corporation	The Valspar Corporation
Stanley Black & Decker, Inc.	Arctic Cat, Inc.
H. B. Fuller Company

The companies comprising the Peer Group used to establish the 2017 compensation opportunities of the executive officers are listed below:

 2017 PEER GROUP

Parker-Hannifin Corporation	Harley-Davidson, Inc.	Thor Industries, Inc.	Kennametal Inc.
Stanley-Black & Decker, Inc.	Mattel, Inc.	Leggett & Platt, Incorporated	The Toro Company
BorgWarner Inc.	Flowserve Corporation	Snap-On, Inc.	Donaldson Company, Inc.
Dover Corporation	Hasbro Inc.	Regal Beloit Corporation	IDEX Corporation
Terex Corporation	Brunswick Corporation	The Timken Company	SPX Corporation
Pentair, Ltd.

Both management and the Compensation Committee believe that this peer group of 21 companies (the “Peer Group”) provided a robust statistical set of comparison data to serve as basis for 2017 compensation decisions. In connection with the compensation decisions made for 2017, Willis Towers Watson utilized data from the Willis Towers Watson 2016 General Industry Executive Compensation Database and our Peer Group companies in the market review.

The following table summarizes our scale relative to our 2017 industry peer group as of December 31, 2017.

2017 PEER GROUP COMPARISON

	Revenue ($)(1)	Market Cap ($)(2)	Employees (#)
25th Percentile	$2,670	$4,840	11,180
Median	$4,445	$6,955	14,900
75th Percentile	$5,995	$9,120	26,200
Polaris	$5,161	$7,755	10,000
Polaris Percentile	67%	54%	24%

(1)	Revenue reflected the most recent fiscal year end.

(2)	As of December 31, 2017.

The reports furnished by compensation consultants provide the Compensation Committee with market information at the median and 75th percentiles for each executive officer position and pay component, and for total direct compensation, and compare the actual and target compensation provided and intended to be provided to each executive officer to the market amounts, which consider both the peer group data and the data contained in the surveys. This market information is an important element reviewed by the Compensation Committee, which generally intends to target base salaries for our executive officers at the market median for comparable positions as set forth in the report. The elements of annual and long-term incentive opportunities of total direct compensation are based on responsibilities of position, expected level of contribution and consideration of market data. The Compensation Committee can and does, however, use discretion to adjust a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances of individual executive officers.

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2017 Compensation Decisions

2017 Base Salaries

The Summary Compensation Table on page 33 sets forth the actual base salary earned by each of our Named Executive Officers during 2017. Base salary increases in 2017 were based on individual performance and were generally implemented to maintain the Named Executive Officer’s position with respect to market median. None of our Named Executive Officers received a base salary increase in 2016.

The following table reflects the annualized base salaries as established by the Compensation Committee for Messrs. Wine, Speetzen, Musso and Pucel, and Ms. Bogart for 2017.

Name	Annualized Base Salary in 2017	Percentage Increase (%)
Scott W. Wine	985,000	0
Michael T. Speetzen	580,000	5.5
Christopher S. Musso	540,000	N/A
Kenneth J. Pucel	650,000	8.3
Stacy L. Bogart	480,000	6.7

The base salary for Mr. Musso was established in negotiations in connection with the commencement of his employment with us.

2017 Annual Incentive Compensation

Overview

Our Named Executive Officers and other members of senior management selected by the Compensation Committee are eligible to earn annual cash incentive compensation under our Senior Executive Plan (“SEP”), rather than under our broad- based annual profit sharing plan. Cash incentives to participants in the SEP are payable only if and to the degree we achieve annual financial performance objectives determined by the Compensation Committee. As in previous years, SEP awards for fiscal 2017 were structured in a manner intended to qualify them as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. Specifically, SEP participants were entitled to receive a maximum payout amount upon achievement of a minimum performance condition approved by the Compensation Committee, which then used its negative discretion to determine the actual payout amounts. As discussed below under the caption “Deductibility of Compensation” due to the passage of tax reform legislation in December 2017, performance-based compensation such as the SEP awards will no longer be exempt from the $1 million annual limit on deductible compensation imposed by Section 162(m) on our Named Executive Officers.

Bonuses for Fiscal 2017 Performance

For 2017, the maximum payouts under the SEP expressed as a percentage of base salary were set by the Compensation Committee at 250% for Mr. Wine and at 200% for Messrs Speetzen and Pucel and Ms. Bogart. Mr. Musso did not participate in the 2017 SEP. The minimum performance condition for 2017 was set at positive net income from operations for the Company. Performance below that level would result in no payout to our Named Executive Officers.

In determining whether and to what degree to exercise its discretion to approve payments that are less than the maximum payout, the Compensation Committee gives primary consideration to the level of achievement of performance metrics it selects for inclusion in a performance matrix. For 2017, the Compensation Committee selected adjusted earnings per diluted share (“Adjusted EPS”) and adjusted inventory level at year-end as the performance metrics for this purpose. The Adjusted EPS metric had a 75% weighting and was chosen because it is a well-understood financial measure communicated in the public disclosure of our financial results, is used in determining payouts under our broad-based annual profit sharing plan, and is believed to significantly influence our stock price performance. In detemining the Company's 2017 performance for purposes of the performance matrix, the Compensation Committee adjusted for certain unusual events (such as acquisitions, dispositions, restructurings and legal settlements) which results in Adjusted EPS of $5.09 as compared to $2.69 if applying GAAP standards. The adjusted inventory metric had a 25% weighting and was chosen because of the importance of managing inventory levels.

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The resulting performance matrix specified recommended annual incentive payouts as a percentage of base salary for each Named Executive Officer , depending upon the level of achievement on each of the performance metrics. The percentage utilized for each Named Executive Officer for these purposes was based on the respective Named Executive Officer’s level of responsibility, expected level of contribution and the Compensation Committee’s general intention to target annual incentive compensation between the market median and the 75th percentile levels for comparable positions when financial targets are achieved. The following chart summarizes these percentages for each Named Executive Officer employed by us for all of 2017:

SEP PLAN DESIGN MATRIX RECOMMENDATION PAYOUTS AS A PERCENTAGE OF BASE SALARY

The estimated threshold, target and maximum payments under the SEP for 2017 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” column in the Grants of Plan-Based Awards in 2017 on page 35. The amounts actually paid in connection with the SEP during each of the years 2015-2017 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33.

Consistent with our pay-for-performance philosophy, the Compensation Committee sets challenging objectives for each of the metrics incorporated in the matrix. In 2017 the target Adjusted EPS performance goal was set 29.3% greater than the amount achieved in 2016, and the target adjusted inventory goal reflects a 4.6% increase in inventory level compared to fiscal 2016 year-end. The 2017 performance goals that were incorporated into the matrix are summarized in the following table:

	Adjusted EPS	Adjusted Inventory Level
Threshold	$3.60	$817 million
Target	$4.50	$781 million
Maximum	$5.45	$721 million
Actual	$5.09	$799 million

In 2017, we achieved positive net income from operations which satisfied the minimum performance condition required for a maximum payout under Section 162(m) as it existed at the time the 2017 SEP was designed. Our adjusted earnings per diluted share for 2017 was $5.09, which was 13% above target level performance of $4.50 and our adjusted inventory level of $799 million at year-end was at 90% of target level performance of $781 million in the performance matrix. For purposes of assessing whether to pay less than the maximum Section 162(m) payout amounts, the Compensation Committee considered a number of factors, primarily the payout amounts suggested by the performance matrix for the Named Executive Officer as set forth in the table below, but also our financial and operating performance as compared to fiscal 2015 and 2016, Mr. Wine’s assessment of the individual performance of the other Named Executive Officers, the Compensation Committee’s assessment of Mr. Wine’s individual performance and the motivational and retentive effects of compensation actions and results in the years prior to 2015. After considering these factors, the Compensation Committee decided that the actual payout would be at a level slightly higher than the corresponding level suggested by plan matrix. In making this determination, the Compensation Committee recognized that Messrs. Wine, Speetzen and Pucel undertook several major initiatives in 2017 including:

●	Execution of the wind down of Victory Motorcycle operations in order to improve the profitability of Polaris and its global motorcycle business.

●	Significant investments in people, processes and technology to support prevention, identification and remediation of safety and quality issues more quickly.

●	Implementation of a major multi-year sourcing engagement designed to reduce the Company’s material spending.

Ms. Bogart was recognized for her performance involving regulatory negotiations, product liability management and the successful resolution of certain litigation matters.

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The following table shows the suggested payout as a percentage of base salary derived from the performance matrix, the actual payout as a percentage of base salary, and the actual amount paid in March, 2018, under the SEP for each of our Named Executive Officers excluding Mr.Musso who was not a SEP participant in 2017:

	Suggested	Actual Incentive	Actual Incentive
	Payout as % of	Payout as a % of	Amount Paid
Name	Eligible Wages	Eligible Wages	($)
Scott W. Wine	151	188.5	1,856,558
Michael T. Speetzen	121	134.9	771,577
Kenneth J. Pucel	121	133.7	851,239
Stacy L. Bogart	97	109.3	515,560

2017 Long-Term Compensation

Overview

Long-term compensation annually awarded by the Compensation Committee in recent years has emphasized performance-based equity vehicles, consisting of annual awards of stock options and performance-based restricted stock units (PRSUs). From time to time, supplemental equity awards are granted on a selective and limited basis, generally in connection with promotions, individual outstanding performance and ability to effect desired performance results, hiring of new executives and retention situations. These supplemental awards are discussed in the applicable section based on award type. All equity-based awards are granted under our Amended and Restated 2007 Omnibus Incentive Plan (the “Omnibus Plan”).

The Compensation Committee has chosen to provide a mix of stock options and PRSUs for its annual long-term incentive equity awards because it believes such a combination effectively aligns the financial interest of our executive officers with those of our shareholders. Stock options provide value only to the extent that the price of our common stock has appreciated over the option term, and PRSUs may be earned and settled in shares of our common stock or, if elected by the executive officer, deferred into the Supplemental Retirement/Savings Plan (“SERP”), but only if and to the extent that we achieve over a three-year performance period financial performance objectives that are believed to correlate well with stock price performance. The Compensation Committee provides a variable blended ratio between the types of awards depending on the desired performance outcome, which in 2016 shifted more towards options to place a greater emphasis on stock price performance and alignment with shareholders. This shift continued in 2017. The grant date fair value of annual 2017 long-term incentive awards granted to our Named Executive Officers (other than Mr. Musso) was allocated 79% to stock options and 21% to PRSUs. Mr. Musso did not receive any stock option or performance restricted stock unit awards in 2017; instead he received a restricted stock unit award which is discussed in the section labeled “Mr. Musso’s New Hire Compensation”. The grant date fair value of target incentive opportunities varies based on responsibilities of position, expected level of contribution, company performance, market performance and consideration of market data.

Performance Restricted Stock Unit Awards (PRSUs)

PRSUs granted in 2017 may be earned during the course of the 2017-2019 performance period based on level of achievement against the performance objectives specified at the beginning of the performance period. All earned PRSUs will either vest and be paid out in the form of one share for each earned and vested PRSU or, if elected by the executive officer, the receipt of the shares may be deferred such that each resulting deferred stock unit represents the right to receive one share of common stock upon the settlement date elected by the Named Executive Officer under the SERP. Amounts deemed invested in deferred stock units in the SERP may be transferred into an alternative investment account in the SERP after a period of six months and one day.

A performance objective is intended to align the management’s interests with those of shareholders. In 2017, the Compensation Committee selected total shareholder return relative to the Company’s peer group (relative TSR) as the single metric for the PRSU awards. Although relative TSR is the sole metric for 2017, the Compensation Committee may use one or more other metrics in the future as it deems appropriate. For example, with respect to PRSU awards granted in 2018, the Compensation Committee has decided to supplement the relative TSR metric with net income and revenue growth metrics, each of which has a significant influence on TSR. The Committee believes that measuring the company’s performance against these additional metrics that are more directly under management’s control may better reflect management’s contributions. Relative TSR for the Company or any member of the Peer Group during the performance period means the cumulative total shareholder return during the performance period on the applicable company’s common stock as measured by the change in the company’s stock price from the beginning of the performance period to the end of the performance period and takes into account the assumed reinvestment of all dividends paid during the performance period. The beginning stock price for a company will be the average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2016 through December 31, 2016. The ending stock price for a company will be the average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2019 through December 31, 2019.

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Named Executive Officers who received a PRSU award may earn PRSUs based upon the level of achievement against a specified goal. The level of achievement against the performance objective will determine the number of PRSUs that may be earned. For the 2017-2019 performance period, the maximum number of PRSUs that each Named Executive Officer may earn was set by the

Compensation Committee at 150% of target and the minimum performance objective was established as relative TSR rank in the 25th percentile. Performance below this level would result in no PRSUs vesting and consequently, no equity would be issued under this award.

For the PRSU awards made during 2017, the following table summarizes the recommended PRSU threshold, target and maximum payouts for each Named Executive Officer:

PRSU PERFORMANCE PERIOD 2017-2019

	Threshold	Target	Maximum
	Stock Units	Stock Units	Stock Units
Name*	(#)	(#)	(#)
Scott W. Wine	7,663	15,326	22,989
Michael T. Speetzen	2,461	4,922	7,383
Kenneth J. Pucel	3,244	6,488	9,732
Stacy L. Bogart	1,399	2,797	4,196

*Mr. Musso did not participate in the 2017 long-term incentive compensation program.

2017 Stock Option Awards

When determining the number of shares subject to a stock option award, from 2013 through 2016 the Compensation Committee elected to use a per share value that was determined by multiplying the then-current fair market value of a share of the Company’s common stock by the same Black-Scholes percentage factor that was calculated and used by the Company in 2013. This approach was intended to lessen the volatility in the share size of annual option awards that would result from recalculating a Black-Scholes value each year, enabling the Company to better manage its burn rate and increase predictability. However, this method of calculation also caused the intended grant values of the stock option awards to vary substantially from the grant date fair values of those same awards that were based on the Black-Scholes calculations utilized for accounting purposes and disclosure in the Summary Compensation Table. In 2017, the Compensation Committee used the Black-Scholes percentage factor as calculated near the date of grant in determining the number of shares subject to stock option awards.

Stock option awards under the Omnibus Plan during 2017 to our employees, including Named Executive Officers, have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Our stock option grant practices for executive officers are designed to ensure that the stock option awards approved by the Compensation Committee at its January meeting will have an effective date occurring after the release of year-end financial results. We do not engage in the backdating, cancellation or re-pricing of stock options and have not engaged in such practices in the past.

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The awards for Messrs. Wine, Speetzen, and Pucel, and Ms. Bogart vest in two equal installments on the second and fourth anniversaries of the January 25, 2017 grant date and have an exercise price of $89.39, which is the fair market value of a share of our common stock on the date of the grant. Mr. Musso did not participate in the 2017 long-term incentive compensation program and therefore did not receive a stock option award in 2017. The number of shares subject to each Named Executive Officer’s 2017 stock option award is as follows:

Number of Shares
Named Executive Officer	Subject to Stock Option
Scott W. Wine	245,218
Michael T. Speetzen	78,756
Kenneth J. Pucel	103,816
Stacy L. Bogart	44,748

Other Executive Compensation Arrangements,
Policies and Practices

Mr. Musso’s New Hire Compensation

On November 6, 2017, Mr. Musso commenced his employment with Polaris. To attract Mr. Musso to Polaris, he received a sign-on bonus of $550,000, and will also receive a cash payment within 30 days after the end of each fiscal quarter in 2018 equal to 2,500 multiplied by the closing price of the Company’s common stock on the last business day of the respective quarter, assuming he is still employed by the Company at each respective quarter end. Mr. Musso was also awarded 30,000 time-vested RSUs. Assuming continuous employment, 2,500 RSUs will vest on the last day of each fiscal quarter beginning the first quarter of 2019 and ending on the fourth quarter of 2021.

Sign-on compensation for Mr. Musso is reflective of his significant industry experience and our desire to maintain a bonus structure for him similar to our other executives. Mr. Musso’s 2018 quarterly cash payment and RSU award were designed to make him whole with respect to compensation forfeited from his former employer.

Ms. Bogart’s Cessation of Employment

On January 2, 2018, Ms. Bogart ceased being an executive officer at which time all of her outstanding and unvested equity awards were forfeited with the exception of 15,000 option shares scheduled to vest on January 27, 2018, and was retained as a consultant until January 29, 2018.

Health, Welfare and Retirement Benefits

We provide a full range of benefits to our Named Executive Officers, including the standard medical, dental and disability benefits generally available to our employees. We also sponsor a qualified 401(k) Plan in which our Named Executive Officers may participate on the same general basis as our employees, and which allows participants to make plan contributions on a pre-tax basis and to which we make Company-matching contributions dollar-for-dollar with employee contributions up to 5% of covered compensation.

Because the application of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code (“Code”) prevents our senior executives from fully contributing to the 401(k) Plan and receiving the full Company match, we have adopted a SERP intended to restore contributions lost because of the application of this annual compensation limit. Additionally, participation in the SERP offsets ESOP contributions generally provided to our non-executive employee population. The SERP provides executives who participate in the 401(k) Plan, including the Named Executive Officers, with the opportunity to defer up to 100% of their base salary and up to 100% of amounts payable under the Senior Executive Plan and PRSU awards by making contributions to the SERP. Typically, base salary and Senior Executive Plan deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is provided to assist executives in accumulating funds on a tax-advantaged basis for retirement and is consistent with observed competitive practices of similarly situated companies.

We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our executive officers.

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Perquisites

We provide a limited number of perquisites and personal benefits to our executive officers, generally in an effort to remain competitive with similarly situated companies. These perquisites and personal benefits consist of:

●	Reimbursement of club entrance/initiation fees and monthly club dues;

●	Reimbursement of tax, estate and financial planning fees;

●	Supplemental family medical and dental coverage up to $100,000 a year through Ultimate Health, which covers annual expenses not covered under the basic medical and dental benefit plans that are generally available to Company employees, and reimbursement of the cost of annual physicals at the Mayo Clinic for each executive officer and spouse;

●	Temporary use of Polaris products to encourage a first-hand understanding of the riding experience of our customers and to provide executive officers with an opportunity to evaluate product design and efficiency.This perquisite is offered to various employees throughout the Company and the only variable is the number of products made available. The value of the temporary use of the products to each employee participating in the program is included as part of the employee’s total compensation, and the Company grosses up the amount so there is no tax impact to any of the participants; and

●	Executive officers have access to related parts, garments and accessories at no cost. The value of these items is included as part of the executive officer’s compensation and the Company grosses up the amount so there is no tax impact to the executive officer.

Severance Arrangements

We have entered into severance arrangements with the executive officers, which provide for certain benefits in the event an executive officer is involuntarily terminated without cause, terminated without cause in connection with a change in control, or if he or she terminates his or her employment for good reason. The severance arrangements with Messrs. Wine, Pucel, Speetzen, Musso, and Ms. Bogart were established as part of the negotiations of their initial employment terms. The severance arrangements are intended to:

●	Allow executive officers to weigh potential transactions focused on shareholder interests and not personal interests;

●	Provide executive officers with a measure of security in the event of an actual or potential change in corporate ownership or control; and

●	Provide executive officers with a bridge to their next professional opportunity.

The severance arrangements are described in more detail beginning on page 41 under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Clawback Policy

Under our “clawback” policy, the Company may require reimbursement or cancellation of cash-based or equity-based incentive compensation awarded to any of our executive officers subject to Section 16 of the Securities Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, and if the award or payout was predicated upon the achievement of financial results that were restated. The policy applies to awards granted after November 1, 2010 and calls for the reimbursement or cancellation of the amount of the award or payout, net of taxes, in excess of what would have been granted or paid based on the actual results unless the Compensation Committee determines in its discretion that a lesser amount to be reimbursed or canceled is appropriate under the circumstances.

Deductibility of Compensation

Section 162(m) as in effect prior to the enactment of tax reform legislation in December 2017 generally did not allow a publicly held company to take a tax deduction for compensation of more than $1 million paid in any taxable year to certain “covered employees” unless such compensation qualifies as “performance-based.” For purposes of Section 162(m), the group of “covered employees” for tax years beginning on or before December 31, 2017 consisted of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The recent tax reform legislation retained the $1 million deduction limit, but repealed the exemption from the deduction limit for performance-based compensation and expanded the definition of “covered employee,” effective for taxable years beginning after December 31, 2017, so that compensation paid to our Named Executive Officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain compensation arrangements in place as of November 2, 2017. For any future taxable years, “covered employee” will include any person who has been our CEO or CFO at any time during the taxable year, our three other most highly compensated executive officers as of the end of the taxable year, and any person who has ever been such a covered employee in 2017 or any subsequent taxable year.

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Despite the Compensation Committee’s efforts to structure the Named Executive Officers’ annual cash incentives, PRSU awards and stock option awards in a manner intended to qualify as performance-based compensation and therefore not be subject to Section 162(m)’s deduction limit, such compensation will not be exempt from the $1 million deduction limit in the future unless it qualifies for transition relief described above. The Compensation Committee generally intends to comply with the requirements of Section 162(m) with respect to compensation in excess of $1 million paid under 2017 awards under the Senior Executive Plan and PRSU and stock option awards granted before November 2, 2017 in order to qualify them for the transition relief. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised, including the uncertain scope of the transition relief provided thereunder, no assurance can be given that compensation arrangements put in place prior to November 2, 2017 that were intended to satisfy the requirements for the performance-based exemption from Section 162(m) in fact will do so.

More generally, the Compensation Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted even though some compensation awards may result in non-deductible compensation expense to the Company. Therefore, the Compensation Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and in light of the repeal of the performance-based compensation exception to Section 162(m) expects in the future to approve additional compensation that is not deductible for income tax purposes.

Stock Ownership Guidelines

The Compensation Committee believes that an important means of aligning the interests of our executive officers, including our Named Executive Officers, with the interests of our shareholders is to ensure that they own significant amounts of our common stock. The Compensation Committee adopted stock ownership guidelines which require executive officers to hold shares with a value equal to or exceeding a multiple of annual base salary as set forth in the table below. Each executive officer is expected to satisfy the stock ownership guidelines within four years following the date he or she becomes an executive officer. Executive officers are prohibited from entering into hedging transactions and are subject to restrictions on pledging Company stock as discussed on page 9.

Shares included in this calculation are those directly or indirectly owned, shares held in the SERP, outstanding PRSU awards at target levels and unvested restricted stock and restricted stock units awards. The following chart sets forth the stock ownership guidelines and whether the guidelines have been met for our Named Executive Officers:

	Stock Ownership Guidelines	Stock Ownership
Name	(as a multiple of base salary)	Guideline Met?
Scott W. Wine	7x	Yes
Michael T. Speetzen	4x	Yes
Chistopher S. Musso	2x	Yes
Kenneth J. Pucel	4x	Yes
Stacy L. Bogart	2x	Yes

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Compensation Committee Report

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs and administers our equity-based compensation plans, reviews the compensation of directors, Named Executive Officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2018 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Gary E. Hendrickson, Chair

Annette K. Clayton

John P. Wiehoff

Compensation Risk Assessment

Management conducts a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers annually. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Executive Compensation

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2015, 2016, and 2017, the annual compensation paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Scott W. Wine	2017	985,000	0	1,258,878	4,653,134	1,856,558	88,844	8,842,414
Chairman and Chief Executive	2016	985,000	0	1,307,032	3,089,501	0	76,544	5,458,077
Officer (Principal Executive Officer)	2015	982,423	0	2,900,048	3,094,026	0	137,860	7,114,357
Michael T. Speetzen	2017	571,923	0	404,293	1,494,434	771,577	111,092	3,353,319
Executive Vice President–Finance and Chief Financial Officer (Principal Financial Officer)	2016	550,000	0	300,020	1,421,461	0	63,303	2,334,784
	2015	224,231	750,000	3,185,577	380,021	0	379,450	4,919,279
Christopher S. Musso(7) President – Off-Road Vehicles	2017	72,692	550,000	3,458,400	0	0	64,277	4,145,369
Kenneth J. Pucel	2017	636,539	0	532,924	1,969,961	851,239	75,266	4,065,929
Executive Vice President–	2016	600,000	0	442,836	2,088,677	0	80,570	3,212,083
Global Operations, Engineering and Lean	2015	592,269	0	880,073	946,408	372,000	80,171	2,870,921
Stacy L. Bogart(7)	2017	471,923	0	229,746	849,116	515,560	71,886	2,138,231
Former Senior Vice President – Legal, General Counsel, Compliance Officer and Secretary

(1)	Amounts shown in this column include elective contributions under the 401(k) Plan and SERP for Messrs. Wine, Speetzen, Pucel, and Ms. Bogart in the amounts of $470,619, $46,596, $49,827, and $55,996 respectively. Mr. Musso did not participate in either the 401(k) Plan or SERP in 2017.

(2)	The amount shown in this column for Mr. Speetzen represents a signing bonus of $200,000 paid upon commencement of his employment in 2015, and a guaranteed annual incentive for 2015 of $550,000 paid in early 2016. The amount shown in this column for Mr. Musso represents a signing bonus of $550,000 paid upon commencement of his employment on November 6, 2017.

(3)	Amounts shown in this column represent the aggregate grant date fair value of PRSUs granted to each of our Named Executive Officers, and the grant date fair value of restricted stock unit awards granted to certain Named Executive Officers, in the fiscal years indicated. The calculation of the grant date fair value amounts for PRSU awards granted in 2017 assumes target-level performance against the specified PRSU financial goals and is calculated on a Monte Carlo valuation of each award on the date of grant, determined under FASB ASC Topic 718. Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the performance-based RSUs granted to each of our Named Executive Officers in 2017, using the grant date fair value, would have been as follows: for Mr. Wine, $1,888,317 for Mr. Speetzen, $606,440; for Mr. Pucel; $799,387; and for Ms. Bogart; $344,660. The actual value ultimately realized by our Named Executive Officers with respect to these PRSU awards will depend on our relative TSR percentile compared to our Peer Group with 100% of the target PRSUs vesting if our relative TSR is at the 50th percentile. The time-based restricted stock unit award reported in this column for 2017 reflects the $3,458,400 grant date fair value of the restricted stock units granted to Mr. Musso. The grant date fair value of these awards was computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on the grant date. Additional information regarding the 2017 stock unit awards is set forth below under the caption “Grants of Plan-Based Awards in 2017” on page 35.

(4)	Amounts shown in this column represent the grant date fair value of stock option awards granted to each of our Named Executive Officers in the fiscal years indicated. Grant date fair value is calculated in accordance with the requirements of FASB ASC Topic 718 using the Black-Scholes method. The assumptions used in determining the grant date fair value of the awards are set forth in Note 3 to the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(5)	Amounts shown in this column represent payments under the Senior Executive Plan, and are reported for the year in which the related services were performed and the incentive amounts earned. Mr. Wine and the Compensation Committee mutually agreed to forego payment of his 2015 annual incentive. The Compensation Committee had not determined the amount of Mr. Wine’s annual incentive, but the suggested payout based on the achievement level of the applicable performance matrix was approximately $723,000. Additional information about these payments is set forth under the caption “2017 Annual Incentive Compensation” on page 25.

(6)	Amounts shown in this column include Company matching contributions to the 401(k) Plan and SERP, life insurance premiums and the aggregate incremental cost to us of the following perquisites: club dues, relocation benefits, financial planning and tax preparation services, Ultimate Health supplemental health and dental coverage, annual physicals, the use of Company products, the receipt of related parts, garments and accessories and related gross-ups. These perquisites are described in further detail under the caption “Perquisites” on page 30. Additional detail regarding the components of the amounts shown for 2017 for each of our Named Executive Officers is provided below in the “All Other Compensation Table.”

(7)	Mr. Musso and Ms. Bogart became Named Executive Officers in 2017. Ms. Bogart ceased being an executive officer on January 2, 2018, at which time all of her outstanding and unvested equity awards were forfeited with the exception of 15,000 option shares scheduled to vest on January 27, 2018. She ended her consulting arrangement with the Company on January 29, 2018.

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All Other Compensation Table

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2017.

	2017 Amount of All Other Compensation ($)
	S. Wine	M. Speetzen	C. Musso	K. Pucel	S. Bogart
Financial Planning (Reimbursement)	$0	$1,475	$0	$5,065	$10,000
Club Initiation Fees and Monthly Dues (Reimbursement)	9,060	3,970	0	9,060	14,100
Relocation	0	0	45,000	0	0
Life Insurance Policy Premiums	546	546	546	546	546
Ultimate Health Premiums	11,436	11,436	1,906	11,436	11,436
Annual Physicals (Executive and Spouse)	9,927	17,899	0	0	0
401(k) Plan Matching Contributions by Company	13,500	13,500	0	13,500	13,500
SERP Matching Contributions by Company	35,750	15,096	0	18,327	16,096
Use of Polaris Products(1)	4,127	2,016	71	3,201	1,322
Polaris Parts, Garments and Accessories(2)	306	22,229	8,577	5,708	1,869
Gross-Up on Use of Polaris Products and Polaris Parts, Garments and Accessories(3)	4,192	22,925	8,177	8,423	3,017
Total	$88,844	$111,092	$64,277	$75,266	$71,886

(1)	Each year, the CEO is provided the use of up to16 Polaris products, the EVPs are provided the use of up to 12 Polaris products and other executive officers are provided the use of up to 10 Polaris products. The products used by our executives are either returned to the Company or purchased at a price greater than cost at the end of the defined usage period. We sell the returned products to dealers at an amount greater than cost of such products to the Company. The amount shown is the imputed value based on the estimated fair market value of the unit (or units) for the period of time that the unit was in the executive’s possession.

(2)	The value shown is the cost to the Company for Polaris parts, garments, and accessories, including those marketed by Transamerican Auto Parts, provided to each of the Named Executive Officers.

(3)	This amount represents gross-up on the use of Polaris products and related parts, garments, and accessories, including those marketed by Transamerican Auto Parts.

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Grants of Plan-Based Awards in 2017

The following table summarizes each grant of an equity or non-equity incentive award during 2017 to each of our Named Executive Officers.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant
			Estimated Potential Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock and
			Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Option	Option
Name	Grant Date	Approve Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards ($)(4)
Scott W.	1/25/17	1/25/17	197,000	1,231,250	2,462,500
Wine	1/25/17	1/25/17				7,663	15,326	22,989				1,258,878
	1/25/17	1/25/17								245,218	89.39	4,653,134
Michael T.	1/25/17	1/25/17	114,385	571,923	1,143,846
Speetzen	1/25/17	1/25/17				2,461	4,922	7,383				404,293
	1/25/17	1/25/17								78,756	89.39	1,494,434
Christopher	11/6/17	10/20/17							30,000			3,458,400
S. Musso
Kenneth J.	1/25/17	1/25/17	127,308	636,539	1,273,078
Pucel	1/25/17	1/25/17				3,244	6,488	9,732				532,924
	1/25/17	1/25/17								103,816	89.39	1,969,961
Stacy L.	1/25/17	1/25/17	94,385	377,538	943,846
Bogart	1/25/17	1/25/17				1,399	2,797	4,196				229,746
	1/25/17	1/25/17								44,748	89.39	849,116

(1)	Amounts in these columns represent potential payouts under the Senior Executive Plan, which is our annual cash incentive plan, based on the achievement of specified financial and other goals. The threshold payouts are 20% of base salary and the target payouts range from 80% to 125% of base salary among our Named Executive Officers. The maximum payouts represent the maximum Section 162(m) payout amounts, which for Mr. Wine is 250% of base salary, and for Messrs. Speetzen and Pucel, and Ms. Bogart is 200% of base salary. See “2017 Annual Incentive Compensation” on page 25. These estimated payout amounts are based on each Named Executive Officer’s salary for the year in which performance occurs. Mr. Musso did not participate in the Senior Executive Plan in 2017.

(2)	Amounts in these columns for each Named Executive Officer represent the number of PRSUs that may be earned and vested based on our relative TSR percentile compared to our Peer Group with 100% of the target PRSUs vesting if our relative TSR is at the 50th percentile. The threshold number of units that may be earned is 50% of target, and the maximum Section 162(m) number of units that may be earned is 150% of target. The target number of units for each individual is based on a specified dollar amount for that Named Executive Officer that was converted into stock units at a per unit price of $89.39 , the closing market price of a share of common stock at the applicable measurement date for the award. The grant date fair value of PRSUs granted in 2017 is determined based on a Monte Carlo simulation model for market-based total shareholder return. For additional information on the valuation assumptions and more discussion with respect to the valuation of equity awards, refer to Note 3 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)	Amounts in this column represent the number of restricted stock units awarded to Mr. Musso. This award is discussed under the caption “Mr. Musso’s New Hire Compensation on page 29.

(4)	Each amount reported in this column represents the grant date fair value of the applicable award which was determined pursuant to FASB ASC Topic 718. The calculation of the grant date fair value of the PRSU awards discussed in footnote (2) is based on a Monte Carlo simulation model for market-based total shareholder return. The actual amounts that will be received by our Named Executive Officers with respect to these performance-based awards will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was deemed probable at the date of grant.

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Additional Information About Plans and Agreements
Affecting Reported Compensation

The following additional information is provided regarding various plans and agreements that affect the compensation information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards in 2017 table above.

Offer Letters

We entered into an offer letter agreement with Mr. Musso in connection with his hiring that provides for an annual base salary, subject to annual review, and generally provides for ongoing participation in incentive compensation, equity-based compensation and benefit plans. Mr. Musso’s letter agreement also provided for payment of a signing bonus that would be repayable on pro rata basis if he were to resign within twenty-four months.

Incentive Plan Awards

Senior Executive Plan

Annual cash incentive compensation awards are made to each of our Named Executive Officers and other eligible employees pursuant to the shareholder-approved Senior Executive Plan. The Senior Executive Plan provides for the payment of awards to participants selected by the Compensation Committee to the degree we, or any subsidiary, business unit or geographic region thereof, achieves performance objectives specified by the Compensation Committee at the beginning of a calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the Senior Executive Plan. In establishing our performance goals, the Compensation Committee provides that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and legal settlements. Although all awards are payable in cash, they may be denominated in cash and/or in units with a value equivalent to a share of our common stock. The maximum amount payable to any participant under the Senior Executive Plan for any one-year performance period is $4,000,000.

Additional information about Senior Incentive Plan awards made in 2017 to our Named Executive Officers, including the performance objectives established by the Compensation Committee and the determination of amounts to be paid, is provided under the caption “2017 Annual Incentive Compensation” on page 25. The estimated threshold, target and maximum payments under the Senior Executive Plan for 2017 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2017 table above. The amounts actually paid in connection with Senior Executive Plan awards during each of the years 2015-2017 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33.

Equity-Based Awards

Performance Restricted Stock Units

PRSU awards are made to each of our Named Executive Officers and other eligible employees pursuant to the shareholder-approved Omnibus Plan. The PRSU awards to participants selected by the Compensation Committee will be earned to the degree that we, or any subsidiary, business unit or geographic region thereof, achieve performance objectives specified by the Compensation Committee at the beginning of a three consecutive calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the Omnibus Plan or other metrics approved by the Compensation Committee. In establishing our performance goals, the Compensation Committee may provide that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and legal settlements.

Each PRSU will be paid out in the form of one share for each PRSU determined by the Compensation Committee to have been earned and vested over the applicable performance period. Additional information about PRSU awards made in 2017 to our Named Executive Officers, including the performance periods and performance objectives established by the Compensation Committee, is provided under the caption “2017 Long-Term Compensation” on page 27. The estimated threshold, target and maximum awards for the 2017-2019 performance period and the grant date fair value of such awards are shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2017 table above.

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2016 PRSUs

PRSU awards granted in 2016 for the 2016-2018 performance period were structured in the same manner as PRSU awards granted in 2015 for the 2015-2017 performance period. Named Executive Officer that received a PRSU award for either performance period or both may earn the maximum number of PRSUs upon achievement of a minimum performance condition approved by the Compensation Committee, which then uses its negative discretion to determine the lesser number of PRSUs that will actually vest and be paid out. For the 2016-2018 performance period, the maximum number of PRSUs that each Named Executive Officer may earn was set by the Compensation Committee at 200% of the target level, and the minimum performance condition established as 12% return on invested capital during 2018 (“ROIC”); the last year of the performance period. For 2016 awards ROIC is calculated by dividing the Company’s net income from continuing operations by the Company’s average total assets minus current liabilities. In determining whether and to what degree to exercise its negative discretion, the Compensation Committee will base its determination on the degree to which performance goals involving our sales, operating income as a percentage of sales and net income from continuing operations for the last year of the 2016-2018 performance period as achieved, as summarized in the following table:

	2018 Net Income from Continuing Operations ($ millions)	Percent of Target Earned (%)	2018 Operating Profit as a Percent of Sales (%)	Percent of Target Earned (%)	2018 Revenue ($ millions)	Percent of Target Earned (%)
Threshold(1)	512	25.0	15.0	12.5	5,008	12.5
Target(1)	565	50.0	15.5	25.0	5,620	25.0
Maximum(1)	657	100.0	16.5	50.0	6,630	50.0

(1)	Percentage earned for performance between any of the specified levels will be determined on a pro rata basis.

2015 PRSUs

For PRSU awards granted in 2015 for the 2015-2017 performance period, we did not achieve the 12% ROIC goal required to earn the maximum number of PRSUs subject to the awards. As a result, no PRSUs were earned by our Named Executive Officers.

Additional goals had been established to guide the Committee’s discretion in potentially paying out less than the maximum number of PRSUs had the ROIC goal been achieved. The table below shows the threshold, target and maximum levels for the additional goals.

	2017 Net Income from Continuing Operations ($ millions)	Percent of Target Earned (%)	2017 Operating Profit as a Percent of Sales (%)	Percent of Target Earned (%)	2017 Revenue ($ millions)	Percent of Target Earned (%)(1)
Threshold(2)	526	25.0	16.0	12.5	5,186	12.5
Target(2)	638	50.0	17.0	25.0	5,962	25.0
Maximum(2)	727	100.0	18.0	50.0	6,813	50.0

(1)	Percent of Target Earned shows the percentage that would have been earned had the entry performance goal of 12% return on invested capital been achieved.

(2)	Percentage earned for performance between any of the specified levels will be determined on a pro rata basis.

Stock Options

Stock option awards granted under the Omnibus Plan during 2017 to employees of our Company, including our Named Executive Officers, have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Each stock option granted to Messrs. Wine, Speetzen and Pucel and Ms. Bogart vests and becomes exercisable as to 50% of the shares subject to the option on each of the second and fourth anniversaries of the date of grant and has a 10-year term. If employment terminates for any reason other than disability, death or retirement, then any vested portion of the option will be generally exercisable for 30 days after employment ends unless terminated for cause. If employment terminates due to disability or death, then any unvested portion of the option will vest immediately and all exercisable options will remain exercisable for one year following termination of employment. If employment terminates by reason of retirement, the vested option will be exercisable for the full term of the option and the unvested portion of the option will vest immediately and remain exercisable for the full term of the option provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one-year in advance. In no event will an option be exercisable beyond the end of its original term. Upon a change in control of our Company, each outstanding option will become immediately vested and exercisable in full only if the option is not continued, assumed or replaced or if the Named Executive Officer is terminated without cause or terminates his employment for good reason within one year of the event.

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Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information concerning unexercised stock option awards, unvested restricted stock awards, and unvested PRSU awards for each of the Named Executive Officers as of December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(12) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(12) ($)
Scott W. Wine	25,000		10.03	02/10/2019
	130,000		38.46	01/31/2021
	180,000		65.57	02/01/2022
	163,000		86.45	01/30/2023
	50,500	50,500(1)	125.67	01/29/2024
	42,500	42,500(2)	146.63	01/28/2025
		213,000(3)	70.18	01/27/2026
		245,218(4)	89.39	01/25/2027			2,328(5)	288,649
							7,663(6)	950,135
Michael T. Speetzen	6,000	6,000(7)	133.50	08/03/2025
		49,000(3)	70.18	01/27/2026
		49,000(8)	70.18	01/27/2026
		78,756(4)	89.39	01/25/2027	5,000(9)	619,950
							534(5)	66,211
							2,461(6)	305,139
Christopher S. Musso					30,000(10)	3,719,700
Kenneth J. Pucel	22,500	22,500(11)	154.31	12/01/2024
	13,000	13,000(2)	146.63	01/28/2025
		72,000(3)	70.18	01/27/2026
		72,000(8)	70.18	01/27/2026
		103,816(4)	89.39	01/25/2027
							789(5)	97,828
							3,244(6)	402,224
Stacy L. Bogart(13)	28,000		65.57	02/01/2022
	20,000		86.45	01/30/2023
	7,000	7,000(1)	125.67	01/29/2024
	6,000	6,000(2)	146.63	01/28/2025
		30,000(3)	70.18	01/27/2026
		44,748(4)	89.39	01/25/2027
							326(5)	40,421
							1,399(6)	173,462

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(1)	Represents a stock option granted on January 29, 2014 under the Omnibus Plan, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

(2)	Represents a stock option granted on January 28, 2015 under the Omnibus Plan, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

(3)	Represents a stock option granted on January 27, 2016 under the Omnibus Plan, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

(4)	Represents a stock option granted on January 25, 2017 under the Omnibus Plan, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

(5)	Represents PRSU awards made on January 27, 2016 under the Omnibus Plan for the three-year performance period beginning January 1, 2016 and ending December 31, 2018 (“the 2016 PRSU Grant”). Units subject to the 2016 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2019. The amount shown is the threshold number of units that could be earned and paid out in shares. There is no assurance that the threshold amount will be the actual amount ultimately paid.

(6)	Represents PRSU awards made on January 25, 2017 under the Omnibus Plan for the three-year performance period beginning January 1, 2017 and ending December 31, 2019 (“the 2017 PRSU Grant”). Units subject to the 2017 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2020. The amount shown is the threshold number of units that could be earned and paid out in shares. There is no assurance that the threshold amount will be the actual amount ultimately paid.

(7)	Represents a stock option granted on August 3, 2015 under the Omnibus Plan, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

(8)	Represents a stock option granted on January 27, 2016 under the Omnibus Plan, which will vest with respect to 100% of the shares on the third anniversary of the date of grant.

(9)	Represents a time-based restricted stock unit award granted on August 3, 2015 under the Omnibus Plan that will vest as to the remaining units on the third anniversary of the grant date.

(10)	Represents a time-based restricted stock unit award granted on November 6, 2017 under the Omnibus Plan that will vest as to 2,500 units on the last day of each quarter starting with the first quarter of 2019 and ending with the last quarter of 2021.

(11)	Represents a stock option granted on December 1, 2014 under the Omnibus Plan, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

(12)	These amounts are based upon our stock price of $123.99 on December 29, 2017, the last business day of the year. The actual value realized by our Named Executive Officers could be different based upon the eventual stock prices at the time of vesting.

(13)	Ms. Bogart ceased being an executive officer on January 2, 2018, at which time all of her outstanding and unvested equity awards were forfeited with the exception of 15,000 shares scheduled to vest on January 27, 2018. She ended her consulting arrangement with the Company on January 29, 2018.

Option Exercises and Stock Vested in 2017

The following table provides information concerning the aggregate number of stock options exercised and shares of stock or stock units that vested for each of our Named Executive Officers during 2017, and the aggregate dollar values realized by each of our Named Executive Officers upon such event.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Scott W. Wine	0	0	0	0
Michael T. Speetzen	0	0	5,000(4)	445,750
Christopher S. Musso	0	0	0	0
Kenneth J. Pucel	0	0	20,000(5)	2,522,200
Stacy L. Bogart	20,000	1,671,738	0	0

(1)	Amounts shown in this column are based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.

(2)	Amounts shown in this column include shares subject to restricted stock awards granted to Messrs. Speetzen and Pucel that vested during 2017.

(3)	Amounts shown in this column are based on fair market value of a share of our common stock on the applicable vesting date.

(4)	This amount represents 5,000 shares of restricted stock units that vested on August 3, 2017 valued at $89.15 per share.

(5)	This amount represents 20,000 restricted stock units that vested on December 1, 2017 valued at $126.11 per share.

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Nonqualified Deferred Compensation in 2017

The following table sets forth information regarding the contributions by each Named Executive Officer and the Company to the SERP, as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP, for each Named Executive Officer as of and for the fiscal year ended December 31, 2017.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
Scott W. Wine	452,619	35,750	1,466,814	0	17,566,727
Michael T. Speetzen	28,596	15,096	11,955	0	107,407
Christopher S. Musso	0	0	0	0	0
Kenneth J. Pucel	31,827	18,327	29,418	0	225,457
Stacy L. Bogart	31,996	16,096	75,183	0	530,813

(1)	These amounts represent elective contributions into the SERP during 2017 of a portion of base salary earned during 2017 and a portion of the incentive compensation earned in 2016 and payable during 2017 under the Senior Executive Plan and/or pursuant to the PRSU awards by or to each of the Named Executive Officers. The amount of any base salary deferred is included in the amount reported in the 2017 salary column of the Summary Compensation Table and the amount of any annual incentive deferred is included in the amount reported in the 2016 non-equity incentive plan compensation column of the Summary Compensation Table. The amount of any PRSU settlement that is deferred does not necessarily correspond to the grant date fair value of that PRSU award reported in the Summary Compensation Table in the year the award was granted. Deferrals related to amounts otherwise payable in 2018 (even if considered earned in 2017) will be shown as executive contributions for 2018.

(2)	These amounts represent Company matching contributions to the SERP during 2017. The amount in this column for each Named Executive Officer is included in the “All Other Compensation” column of the Summary Compensation Table for 2017.

(3)	These amounts represent earnings (losses) during 2017 credited to (deducted from) the respective Named Executive Officers’ SERP accounts. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be “above market.”

(4)	Of the aggregate balances shown, the following amounts were previously reported as salary, annual incentive compensation, LTIP award compensation or all other compensation in Summary Compensation Tables covering fiscal years 2008–2016: Mr. Wine, $12,476,656; Mr. Speetzen, $49,712; Mr. Pucel, $136,485; and Ms. Bogart, $58,344. Mr. Musso was not eligible to participate in the SERP in 2017.

We sponsor a 401(k) Plan that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of covered compensation and can affirmatively elect to contribute 0-50% of covered compensation into the 401(k) Plan. We match employee contributions dollar-for-dollar up to 5% of base salary and Senior Executive Plan deferrals. Although Named Executive Officers are eligible to participate in the 401(k) Plan, the application of the annual compensation limit under Section 401(a)(17) of the Code prevents Named Executive Officers from fully contributing to the 401(k) Plan and receiving the full Company match. The SERP provides executives who participate in the 401(k) Plan with the opportunity to defer up to net 100% of their base salary and up to 100% of amounts payable under the Senior Executive Plan and PRSUs into the SERP. Typically, base salary and Senior Executive Plan deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is intended solely to restore contributions lost because of the application of the annual compensation limit under Section 401(a)(17) of the Code to the 401(k) Plan.

The SERP account of each Named Executive Officer is deemed to be invested in the fund(s) designated by the Named Executive Officer. For this purpose, the Named Executive Officers may choose among the same funds that are available to our employees generally under the 401(k) Plan. Deemed investment earnings and losses are applied to each Named Executive Officer’s SERP account based upon the performance of the applicable investment fund. At December 31, 2017, accounts of the Named Executive Officers were deemed to be invested in the following funds:

Fidelity Investments Money Market Treasury	Vanguard Mid-Cap Index Fund – Institutional Shares
Only – Institutional Class
Polaris Stock Fund	Vanguard Small-Cap Index Fund – Institutional Shares
Vanguard Institutional Index Fund – Institutional Shares	Vanguard Target Retirement 2030 Trust II

The Named Executive Officers may elect a distribution option annually prior to the beginning of the applicable earnings period under the SERP. The Named Executive Officers may elect to receive distributions (i) six months following separation of service or one year after separation of service; (ii) upon the attainment of a certain age, designated by the Named Executive Officer, between 59 ½ and 70 ½, provided that the Named Executive Officer will not attain the designated age for at least three years after his election; or (iii) the earlier or later of (i) or (ii). Named Executive Officers may elect to receive the distribution in a lump sum or in monthly, quarterly or annual installments over a period not to exceed 10 years. If the installment method is elected, the Named Executive Officer’s account will continue to be credited with a prorated amount of deemed investment earnings and losses during the installment period.

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Potential Payments Upon Termination or
Change-In-Control

Our Named Executive Officers are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control, and upon a change in control pursuant to severance arrangements and equity award agreements with the Company.

Severance Arrangements with Named Executive Officers

We have entered into severance arrangements with our Named Executive Officers, which provide certain benefits to the Named Executive Officers upon their termination of employment under certain circumstances, including following a “change in control.” For this purpose, a “change in control” is deemed to occur if:

●	There is a substantial change in the composition of the Board which causes at least one-half of the Board to consist of new directors that were not nominated by the Company; or

●	A third party acquires ownership of 35% or more of our common stock, unless such acquisition is approved by the Company; or

●	We engage in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of our assets), unless we are the surviving entity after such transaction or at least one-half of our Board continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, a Named Executive Officer will be considered to have been terminated without cause if he or she is terminated other than for willful and continued nonperformance, conviction of a felony or other misconduct or detrimental actions as specified in the applicable agreement. A Named Executive Officer will be considered to have terminated his or her employment for good reason if he or she terminates employment due to a material reduction in title, authority, responsibilities or base compensation, a material change in the location of his or her principal place of employment or nonperformance by the Company of any material obligations owed to him or her, all as specified in the applicable agreement. For Mr. Musso, good reason includes a material reduction in base competition or benefits unless such reduction applies to all other executive officers of the Company.

Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine

At December 31, 2017, we were a party to a severance, proprietary information and noncompetition agreement with Mr. Wine, our Chairman and CEO, dated September 1, 2008 (“Wine Severance Agreement”). The terms of the Wine Severance Agreement were established during the negotiations leading to his employment by the Company as our CEO. Mr. Wine is entitled to certain payments and benefits under the Wine Severance Agreement if his employment is terminated without cause or if he terminates his employment with good reason. The magnitude of the payments and benefits is dependent upon whether or not the termination was upon or within 24 months following a change in control (referred to as a “change in control termination” if occurring within that 24 month period).

Change in Control Related Payments

In the event of a change in control termination, Mr. Wine is entitled to receive:

●	A lump sum payment equal to two times his average annual cash compensation (including base salary and cash incentives under the Senior Executive Plan) for the three fiscal years preceding the change in control termination;

●	Any earned but unpaid cash incentive award under the Senior Executive Plan;

●	If the termination occurs during the fiscal year after June 30, a payment of the amount of the average cash incentive award under the Senior Executive Plan paid to him for the three fiscal years immediately preceding the change in control, prorated for the full number of months actually worked in the current fiscal year prior to the termination.

Non-Change in Control Termination Related Payments

In the case of a termination not in connection with a change in control, Mr. Wine is entitled to receive:

●	The sum of (i) 100% of his annual base salary as of the termination date plus (ii) the amount of the cash incentive award paid to him under the Senior Executive Plan for the fiscal year immediately preceding the fiscal year in which the termination takes place payable over a period of one year;

●	Any earned but unpaid cash incentive award under the Senior Executive Plan;

●	If the termination occurs during the fiscal year after June 30, payment of an amount equal to the cash incentive award under the Senior Executive Plan paid to him for the fiscal year immediately preceding the fiscal year in which the termination

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takes place, prorated for the full number of months actually worked in the current fiscal year prior to the termination;

●	If he elects to receive benefits under the Consolidated Omnibus Reconciliation Act (“COBRA”), payment for the premiums for coverage of Mr. Wine, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;

●	Pursuant to the PRSU award agreements, Mr. Wine is entitled to an amount equal to what he would otherwise be eligible to receive pursuant to any outstanding PRSU award had he remained continuously employed through the end of the applicable performance period under the PRSU, prorated based on the percentage of the performance period that has elapsed as of the date of termination; and

●	Reasonable executive outplacement services.

The amount of payments and benefits under the Wine Severance Agreement and the PRSU awards are detailed in the table appearing under the caption “Potential Payments to Mr. Wine” on page 45. As a condition to receiving payments and benefits under the severance agreement, Mr. Wine must execute a general waiver and release of any claims against the Company. The Wine Severance Agreement also provides that during and for a period of (i) 60 months following termination, Mr. Wine is prohibited from using or disclosing our proprietary information, except as required by his duties to Polaris and (ii) two years following termination, Mr. Wine must refrain from working for or acquiring an ownership interest (other than an interest of up to 1% of publicly held securities) in our competitors, or soliciting our employees.

Severance Agreements with Messrs. Speetzen, Musso, Pucel, and Ms. Bogart

Change in Control Related Payments

We have entered into severance agreements with Messrs. Speetzen, Musso, Pucel, and Ms. Bogart which provide that if upon or within 24 months after a change in control, any of such Named Executive Officers terminates employment for good reason or if his or her employment is terminated by the Company without cause, then the Named Executive Officer will be entitled to:

●	A lump sum cash payment equal to two times average annual cash compensation (including base salary and cash incentives under the Senior Executive Plan) for our three fiscal years (or lesser number of fiscal years if employed for a shorter duration) immediately preceding such termination; and

●	Any earned but unpaid cash incentive awards under the Senior Executive Plan.

No cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Non-Change in Control Termination Related Payments

Under the severance agreements, a non-change in control termination is deemed to occur if the Named Executive Officer is terminated by the Company without cause other than in connection with a change in control. In the event of a non-change in control termination, the Named Executive Officer will be entitled to:

●	The sum of (i) 100% of his or her annual base salary as of the termination date plus (ii) the amount of the cash incentive award under the Senior Executive Plan that was paid to the Named Executive Officer for the fiscal year immediately preceding the fiscal year in which the termination takes place;

●	Any earned but unpaid cash incentive award under the Senior Executive Plan;

●	Eligibility for retirement benefits for Officers upon attainment of age and service criteria, which are discussed under the caption “Payments Made Upon Retirement” below;

●	If the Named Executive Officer elects to receive benefits under COBRA, payment for the premiums for coverage of the Named Executive Officer, his or her spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;

●	Pursuant to the PRSU award agreements, the Named Executive Officers are entitled to an amount equal to what the Named Executive Officer would otherwise be eligible to receive pursuant to any outstanding PRSU award had he or she remained continuously employed through the end of the applicable performance period under the PRSU, prorated based on the percentage of the performance period that has elapsed as of the date of termination;

●	Reasonable executive outplacement services; and

●	The release of restrictions on all outstanding restricted share awards for which the performance goal has been met and the performance period has expired.

The amounts payable to each Named Executive Officer under the severance agreements and PRSU awards are quantified in the tables appearing under the caption “Potential Payments to Messrs. Speetzen, Musso, Pucel, and Ms. Bogart” on page 46.

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Equity Award Agreements

Mr. Wine’s stock option award agreements provide for full, accelerated vesting of all unvested options if employment is terminated due to death or disability or after normal retirement age. For those stock options granted to him prior to May 2015, the award agreements provide for full, accelerated vesting of all unvested options upon a change in control, and for the stock options granted to him after May 2015 vesting will accelerate in full upon a change a control only if the options are not continued, assumed or replaced or if Mr. Wine experiences a termination of employment within one year for reasons other than cause or for good reason. Under Mr. Wine’s PRSU award agreements made prior to May 2015, upon a change in control one-third of the target number of units subject to an award will be subject to accelerated vesting if the change in control occurs during the second year of the performance period, and two-thirds of the target number of units will be subject to accelerated vesting if the change in control occurs during the third year of the performance period; for PRSU awards granted after May 2015, vesting will accelerate as to the same percentages of units in connection with a change in control only if the PRSU awards are not continued, assumed or replaced or if Mr. Wine experiences a termination of employment within one year without cause or for good reason. In addition, if Mr. Wine is terminated by the Company without cause or he terminates his employment for good reason other than in connection with a change in control, he will be entitled to have vest, at the end of the performance period, a pro rata portion of the units that would otherwise be deemed to have been earned during the performance period. The prorated portion of the earned payout is based on the amount of the performance period that has elapsed as of the date of termination following the change in control. The balance of the award is forfeited.

The stock option award agreements for Messrs. Speetzen and Pucel, and Ms. Bogart provide for full, accelerated vesting of options if employment is terminated due to death or disability or after retirement age. In the event of a change in control, the stock option award agreements granted prior to May 2015 for Messrs. Speetzen and Pucel, and Ms. Bogart provide for full, accelerated vesting of all unvested options. Stock options granted after May 2015 to Messrs. Speetzen and Pucel, and Ms. Bogart provide for full, accelerated vesting in the event of a change in control only if the options are not continued, assumed or replaced or if they experience a termination of employment without cause or for good reason within one year. The PRSU award agreements for these individuals provide for accelerated vesting of the awards under the same circumstances and to the same degree as described above for Mr. Wine. Time-based restricted stock awards are subject to accelerated vesting in the event of a change in control only if the awards are not continued or if the Named Executive Officer is terminated within one year without cause or for good reason. For Mr. Musso, his time-based restricted stock award will vest if he experiences an involuntary termination of employment for reasons other than cause or if he terminates his employment for good reason not in connection with a change in control.

Under the equity award agreements, a Named Executive Officer will be considered to have been terminated without cause or to have terminated his employment for good reason under the same circumstances as described above in connection with the Named Executive Officers’ severance arrangements.

The amounts payable to Mr. Wine under the equity award agreements are quantified in the table appearing under the caption “Potential Payments to Mr. Wine” on page 45, and the amounts payable to the other Named Executive Officers are quantified in the table appearing under the caption “Potential Payments to Messrs. Speetzen, Musso, Pucel, and Ms. Bogart” on page 46.

Payments Made Upon Retirement

We maintain the 401(k) Plan and the restorative SERP, as explained in the section entitled “Nonqualified Deferred Compensation in 2017” on page 40. We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our Named Executive Officers.

We do, however, provide certain benefits and perquisites to Named Executive Officers that are retirement-eligible. These benefits and perquisites include:

●	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare Part B on and after age 65;

●	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;

●	Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;

●	Continued use of Polaris products in accordance with the active Named Executive Officer benefits, including related parts, garments and accessories;

●	For Senior Executive Plan participants, a possible prorated payout under the plan based on the time worked during the incentive compensation award period payable in accordance with the normal payment schedule; and

●	For vested stock options, an exercise period of 36 months or the full term of the option for options issued after May 2015; for outstanding stock options that have not vested as of the retirement date, the option will immediately vest and remain exercisable for 36 months or the full term of the option for all options issued after May 2015, provided the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one-year in advance.

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To be eligible for full retirement-age benefits, the Named Executive Officer must have attained the age of at least 65. None of our Named Executive Officers were retirement-eligible as of December 31, 2017.

We also provide certain retirement benefits to Named Executive Officers who have attained the age of at least 55 and have a minimum of 10 years of service to our Company. These benefits include the same benefits available at full retirement age described above, except that for Named Executive Officers other than Messrs. Speetzen and Pucel, all outstanding stock options granted prior to 2016 that have not yet vested are forfeited.

Mr. Pucel is also eligible for an additional payment equal to three times his annual base salary upon retirement on or after age 55 plus five years of service. Mr. Pucel received this benefit as part of an inducement to join Polaris and as a substitute to a comparable benefit he received from his prior employer.

Non-Compete and Non-Solicitation Agreements

As described in “Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine” on page 41, Mr. Wine has agreed not to engage in competitive activities or solicit employees for a period of two years following his termination of employment. The other Named Executive Officers were required to enter into non-competition agreements as a condition to the receipt of certain equity grants, under which they agree to not engage in competitive activities or soliciting employees for a period of one year following their termination of employment.

Potential Payments to Named Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to the Named Executive Officers upon termination under various scenarios. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 29, 2017, the last business day of fiscal year 2017, and (ii) the stock price was $123.99 per share, the closing market price of our common stock on such date. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

●	Earned but unpaid base salary through the date of termination;

●	Accrued but unused vacation pay through the date of termination;

●	Company matching contributions to the 401(k) Plan in an amount which takes into account the final payouts for base salary, incentive awards under the Senior Executive Plan, if any, and accrued vacation;

●	Distributions of plan balances under the Polaris 401(k) Plan; and

●	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables also do not reflect amounts attributable to vested, non-forfeitable equity-based awards (see “Outstanding Equity Awards at 2017 Fiscal Year-End” on page 38), or distributions of plan balances under the SERP (see “Nonqualified Deferred Compensation in 2017” on page 40). In addition, the tables do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the Named Executive Officers upon termination of employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

We provide a number of lifetime benefits and perquisites to our Named Executive Officers upon retirement or receipt of early retirement benefits. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals. The costs of medical and dental coverage are based on current annual premiums times the number of years between officer age and 78 for those that receive it until then using a discount rate of 5%. Company parts, garments and accessories coverage is based on the average spent for the Named Executive Officers in 2017 multiplied by the number of years between the executive officer’s age and 78 (for those who receive it), using a discount rate of 5%.

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Potential Payments to Mr. Wine

	Without Cause or With Good Reason Termination (not in connection with a Change in Control ($)	Without Cause or With Good Reason Termination (Change in Control) ($)	Change in Control (awards continued or assumed, no Termination) ($)	Death or Disability ($)	Retirement (4) ($)
Scott W. Wine
Cash Compensation	1,029,867	2,923,316	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	1,841,183	1,841,183	0	1,841,183	0
PRSUs(2)	3,460,364	3,460,364	2,200,991	0	0
Stock Options (Unvested and Accelerated)(3)	0	19,946,073	0	19,946,073	0
Restricted Stock (Unvested and Accelerated)	0	0	0	0	0
Benefits and Perquisites
Medical and Dental	18,696	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	6,350,110	28,170,936	2,200,991	21,787,256	0

(1)	Estimated payment based on achievement level of performance matrix.

(2)	The amount reflected for Mr. Wine represents his pro rata target payout for the 2015, 2016 and 2017 PRSU awards and assumes the payment would be made by March 2018, March 2019 and March 2020, respectively. The PRSU awards made in 2016 and 2017 are accelerated and vest only if the award is not continued or Mr. Wine is terminated without cause or quits for good reason.

(3)	Represents the market value of unvested stock options less the option exercise price.

(4)	Mr. Wine is not retirement eligible.

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Potential Payments to Messrs. Speetzen, Musso, Pucel, and Ms. Bogart

	Without Cause Termination (not in connection with a Change in Control) ($)	Without Cause or With Good Reason Termination (in connection with a Change in Control) ($)	Change in Control (awards continued or assumed, no Termination) ($)	Death or Disability ($)	Retirement(5) ($)
Michael T. Speetzen
Cash Compensation	578,480	1,285,853	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	765,187	765,187	0	765,187	0
PRSUs(2)	770,944	770,944		0	0
Stock Options (Unvested and Accelerated)(3)	0	7,998,337	0	7,998,337	0
Restricted Stock (Unvested and Accelerated)	0	619,950	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	18,696	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	2,133,307	11,440,271	0	8,763,525	0
Christopher S. Musso
Cash Compensation(4)	1,774,122	2,328,467	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	0	0	0	0	0
PRSUs	0	0	0	0	0
Stock Options (Unvested and Accelerated)(3)	0	0	0		0
Restricted Stock (Unvested and Accelerated)	3,719,700	3,719,700	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	18,696	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	5,512,518	6,048,167	0	0	0
Kenneth J. Pucel
Cash Compensation	666,504	1,894,080	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	844,189	844,189	0	844,189	0
PRSUs(2)	1,142,672	1,142,672	667,931	0	0
Stock Options (Unvested and Accelerated)(3)	0	11,340,674	0	11,340,674	0
Restricted Stock (Unvested and Accelerated)	0	0	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	18,696	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	2,672,061	15,221,615	667,931	12,184,863	0
Stacy L. Bogart
Cash Compensation	587,738	1,443,860	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	511,290	511,290	0	511,290	0
PRSUs(2)	503,972	503,972	303,585	0	0
Stock Options (Unvested and Accelerated)(3)	0	3,162,581	0	3,162,581	0
Restricted Stock (Unvested and Accelerated)	0	0	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	18,696	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	1,621,696	5,621,702	303,585	3,673,871	0

(1)	Estimated payment based on achievement level of performance matrix.

(2)	The amounts reflected for Messrs. Speetzen, Pucel and Ms.Bogart represent the pro rata target payout for the 2015, 2016 and 2017 PRSU awards and assumes the payments would be made by March 2018, March 2019 and March 2020, respectively. The PRSU awards made in 2016 and 2017 are accelerated and vest upon a Change in Control only if the award is not continued or the recipient is terminated.

(3)	Represents the market value of unvested stock options less the option exercise price.

(4)	For Mr. Musso, includes value of guaranteed bonus for 2018 valued at the year-end stock price of $123.99.

(5)	None of the individuals named in this table is retirement eligible.

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Pay Ratio Disclosure

As a result of rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), beginning for fiscal years starting January 1, 2017, the SEC requires disclosure of the ratio of the median employee’s annual total compensation to that of the principal executive officer (“PEO”). The Company’s PEO is Mr. Wine, our Chairman and CEO.

As of October 1, 2017, our employee population consisted of approximately 11,081 individuals, of which approximately 7,497 or 68% were working in the United States, 3,584 or 32% were working outside of the United States. Given the logistical difficulties and significant difference in the composition of total compensation in our operations in India and China, we elected to exclude all of our employees in India (81 employees) and China (124 employees) from our determination of the median employee. The median employee was selected from an adjusted employee population of approximately 10,876.

The median employee was identified using gross wages including overtime, vacation, jury duty, sick time paid during the nine period from January 1, 2017 to October 1, 2017, and excludes any variable compensation such as equity awards, bonuses, commissions, and allowances for items such as cell phones and cars for employees which are not widely distributed throughout the employee population. Wages paid in foreign currencies were converted into U.S. dollars using the exchange rate as of October 1, 2017.

After identifying the median employee, the annual total compensation for that individual was calculated using the same methodology used for our named executive officers as set forth on the Summary Compensation Table on page 33. This resulted in the median employee’s annual total compensation as shown below.

Annual Total Compensation of Median Employee	44,328
Annual Total Compensation of PEO (Mr. Wine)	8,842,414

Based on this information for fiscal year 2017, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 199:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

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Director Compensation

The following table sets forth the compensation earned by each of the non-employee directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
George W. Bilicic(3)	34,184	0	34,184
Annette K. Clayton	110,000	130,032	240,032
Kevin M. Farr	117,500	130,032	247,532
Gary E. Hendrickson	112,500	130,032	242,532
Gwenne A. Henricks(1)	97,500	130,032	227,532
Bernd F. Kessler	102,500	130,032	232,532
Lawrence D. Kingsley	97,500	130,032	227,532
John P. Wiehoff	132,500	130,032	262,532

(1)	As described in more detail in the accompanying narrative, directors may defer all or a portion of the fees otherwise payable to them in accordance with our Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Each of the current directors deferred all fees otherwise payable to him or her in 2017 in accordance with the Deferred Compensation Plan. The deferred amounts were converted into common stock equivalents at the then current market price per share of our common stock. The aggregate number of common stock equivalents held by each non-employee director as of December 31, 2017 is reflected in the “Stock Awards” column of the “Non-Employee Directors - Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(2)	On April 27, 2017, the continuing non-employee directors were each awarded under the Omnibus Plan 1,505 deferred stock units, each with a value equal to one share of our common stock. The grant date fair value for these deferred stock units was $86.40 per unit and is calculated in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the award date. The aggregate number of deferred stock units and common stock equivalents held by each non-employee director as of December 31, 2017 is reflected in the “Stock Awards” column of the “Non-Employee Directors - Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(3)	Mr. Bilicic was appointed to the Board on August 22, 2017.

Non-Employee Directors — Outstanding Equity Awards
at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock awards for each of the non-employee directors as of December 31, 2017.

Name	Stock Awards(1)
George W. Bilicic	344
Annette K. Clayton	58,701
Kevin M. Farr	9,486
Gary E. Hendrickson	16,958
Gwenne A. Henricks	5,523
Bernd F. Kessler	22,935
Lawrence D. Kingsley	5,138
John P. Wiehoff	44,715

(1)	Includes common stock equivalents awarded to directors under the Deferred Compensation Plan and deferred stock units awarded under the Omnibus Plan and the accompanying dividend equivalent units issued on each form of award.

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Director Fees

Directors who are employees of our Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. We presently pay each non-employee director an annual director’s retainer of $85,000. The Lead Director of the Board receives an annual Lead Director fee of $25,000. The annual director retainer and Lead Director fee have remained unchanged since 2013.The Chair of the Corporate Governance and Nominating Committee receives an annual committee chairman’s fee of $10,000, the Chairs of the Compensation Committee and Technology Committee receive an annual committee chairman’s fee of $15,000, and the Chair of the Audit Committee receives an annual committee chairman’s fee of $20,000. In 2015 we moved from paying committee members a meeting fee to an annual fee for committee membership which is: $10,000 for Audit Committee members; $7,500 for Compensation Committee members; $5,000 for Corporate Governance and Nominating Committee members; and $2,500 for Technology Committee members. Any non-employee director may elect to defer the receipt of all or a specified portion of the retainer and fee payments specified in this paragraph under the Deferred Compensation Plan (as described below).

Deferred Compensation Plan

We maintain the Deferred Compensation Plan for non-employee directors. A non-employee director can defer all or a portion of the retainer and fee payments that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. Each common stock equivalent represents the economic equivalent of one share of common stock. Dividend equivalents are credited to non-employee directors as if the common stock equivalents are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional common stock equivalents.

As soon as practicable after a non-employee director’s service on the Board terminates, he or she will receive a distribution of a number of shares of our common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of a non-employee director, the shares will be issued to his or her beneficiary. Upon a change in control of our Company (as defined in the Deferred Compensation Plan), each non-employee director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

A maximum of 500,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan will remain effective until May 31, 2020, unless terminated earlier by the Board. The Deferred Compensation Plan may be terminated or amended at any time by the Board.

Deferred Stock Units

Since 2007, we have granted our non-employee directors an annual award of deferred stock units in an amount determined by the Board. The deferred stock units are fully vested upon issuance. Upon termination of service as a director or upon an earlier change in control of our Company, each non-employee director will receive one share of common stock for every deferred stock unit credited to the non-employee director’s account. Dividend equivalents are credited to non-employee directors as if the deferred stock units are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional deferred stock units.

Use of Polaris Products

We provide each of the non-employee directors with the use of up to eight Polaris products, of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of our customers and to provide the non-employee directors with an opportunity to evaluate product design and efficiency. The products used by the non-employee directors can be returned to the Company or purchased at a price greater than cost at the end of a defined usage period based upon months, miles or hours, depending upon the product line. We sell the returned products to dealers at an amount greater than the cost of such products to the Company. All non-employee directors also receive related parts, garments and accessories.

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Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, shares of our common stock, common stock equivalents and deferred stock units having a value of at least three times the amount of the annual retainer. Compliance with the stock ownership guidelines is voluntary but is monitored by our CFO. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board. The following chart sets forth the stock ownership of each of the non-employee directors that were in office as of December 31, 2017 relative to the stock ownership guidelines:

Name	Stock Ownership Guidelines (as a Multiple of Annual Director Retainer Fee)	Shares of Common Stock, Common Stock Equivalents and Deferred Stock Units Held as of December 31, 2017	Stock Ownership Guideline Met?
George W. Bilicic	3x	3,177	Yes
Annette K. Clayton	3x	58,701	Yes
Kevin M. Farr	3x	11,586	Yes
Gary E. Hendrickson	3x	16,958	Yes
Gwenne A. Henricks	3x	6,723	Yes
Bernd F. Kessler	3x	22,935	Yes
Lawrence D. Kingsley	3x	12,213	Yes
John P. Wiehoff	3x	44,715	Yes

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Equity Compensation Plan Information

Our shareholders have approved our 1995 Stock Option Plan, Employee Stock Purchase Plan, Deferred Compensation Plan for Directors, and Omnibus Plan. Awards may currently be made only under the Omnibus Plan, the Deferred Compensation Plan for Directors, and the Employee Stock Purchase Plan.

We do not have any equity compensation plans outstanding that have not been approved by shareholders.

Summary Table

The following table sets forth certain information as of December 31, 2017, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	6,629,376	(1)(2)	$ 91.78	(3)	5,695,129	(4)
Equity compensation plans not approved by security holders	None		N/A		None
Total	6,629,376		$ 91.78		5,695,129

(1)	Includes 4,893,951 shares issuable upon exercise of outstanding stock options, 1,571,625 shares issuable upon settlement of outstanding performance restricted stock units, 78,906 shares issuable upon settlement of deferred stock units and accompanying dividend equivalent units issued under the Omnibus Plan to non-employee directors and 84,894 shares issuable upon settlement of common stock equivalents awarded to non-employee directors under the Deferred Compensation Plan for Directors, but excludes 49,000 shares of restricted stock issued under the Omnibus Plan. The actual number of performance restricted stock unit shares to be issued depends on our financial performance over a period of time.

(2)	The weighted average remaining contractual life of outstanding options was 6.61 years as of December 31, 2017. Unvested stock options, stock appreciation rights and performance restricted stock units do not receive dividend equivalents.

(3)	Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding deferred stock units, common stock equivalents or performance restricted stock units.

(4)	A total of 4,053,274 shares were available under the Omnibus Plan (the Omnibus Plan pool is decreased by three shares for every one share subject to a full-value award) and a total of 1,641,855 shares were available under the Employee Stock Purchase Plan.

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Proposal 2 —	Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2018, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee Charter require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the Board on a significant issue of corporate governance.

If the selection of EY as our independent registered public accounting firm for fiscal 2018 is not ratified by our shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of EY will be present at the virtual Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board, upon recommendation of the Audit Committee, unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018.

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Audit Committee Report

The Audit Committee reports to and acts on behalf of the Board by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing the Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2017 with management and with representatives of EY, our independent registered public accounting firm. The Audit Committee also reviewed, and discussed with management and representatives of EY, management’s assessment and report and EY’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of EY with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. EY is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reliance on the reviews and discussions referred to in this Report, the Audit Committee recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE

Kevin M. Farr, Chair George W. Bilicic Gwenne A. Henricks Bernd F. Kessler Lawrence D. Kingsley

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Fees Paid to Independent Registered Public
Accounting Firm

Audit Fees

The aggregate audit fees paid to EY for the fiscal years ended December 31, 2017 and December 31, 2016 were $2,398,000 and $2,213,000 respectively. These fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries, the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and certain accounting consultation services surrounding acquisition and joint venture activities.

Audit-Related Fees

The aggregate audit-related fees paid to EY for the fiscal years 2017 and 2016 were $69,000 and $118,000 respectively. These fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as the audit of employee benefit plans, the issuance of certain industry reports, and assistance provided in connection with potential transactions.

Tax Fees

The aggregate fees billed by EY for tax services rendered for the fiscal years 2017 and 2016 were $329,000 and $268,000 respectively. These fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries, and potential transactions.

All Other Fees

No other fees were billed by EY for the fiscal years 2017 and 2016.

Audit Committee Pre-Approval Requirements

The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and the PCAOB and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by EY during fiscal 2017 were pre-approved pursuant to the procedures outlined above.

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Proposal 3 —	Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

General Information

We are providing our shareholders with the opportunity to vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis (“CD&A”), our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program include:

●	Emphasizing variable compensation that is tied to our financial and stock price performance to generate and reward superior individual and collective performance,

●	Linking executives’ incentive goals with the interests of our shareholders, providing equity-based forms of compensation and establishing specific stock ownership guidelines for key management employees,

●	Supporting and rewarding executives for consistent performance over time and achievement of our long-term strategic goals, and

●	Attracting and retaining highly qualified executives whose abilities are critical to our success and competitive advantages.

Our shareholders have a right to cast an advisory vote on our executive compensation program at the Annual Meeting. As a result, we are presenting this proposal, which gives you, as a shareholder, the opportunity to vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of Polaris Industries Inc. Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this Proxy Statement.”

The Board urges shareholders to endorse the compensation programs for our Named Executive Officers by voting “FOR” the resolution.

The 2017 compensation structure is similar to the 2014, 2015 and 2016 design, which received favorable approvals by our shareholders each of those years. As discussed in the CD&A contained in this Proxy Statement, the Compensation Committee of the Board believes that the executive compensation provided for 2017 is reasonable and consistent with our pay for performance philosophy. Compensation for the year is established in January and is guided by the prior year performance as well as projections for the forthcoming year. In deciding how to vote on this proposal, the Board advises you to consider our pay for performance philosophy coupled with the factors related to the compensation of our Named Executive Officers in fiscal 2017, each of which is discussed in the CD&A.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote FOR approval of the resolution to approve the compensation of our Named Executive Officers.

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Other Matters

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Submission of Shareholder Proposals and
Nominations

Under the rules of the SEC, if a shareholder wants the Company to include a proposal in our Proxy Statement and form of proxy for presentation at our 2019 Annual Meeting of Shareholders, the proposal must be submitted in writing and received by our Corporate Secretary at our principal executive offices by November 9, 2018. The proposal must comply with the rules of the SEC and our bylaws, which are described below. If a shareholder intends to introduce an item of business or nominate a person as a director at the 2019 Annual Meeting, without including the proposal or nomination in the Proxy Statement, we must receive notice of that intention no later than January 26, 2019.

A shareholder’s notice to the Company must include the information required by our bylaws, including, if the item of business does not relate to the nomination of a person to serve as a director, a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, any material interest of the shareholder or any associated person of the shareholder in the business desired to be brought before the meeting, the name and address of the shareholder and any associated person of the shareholder as they appear on our books, and specified information regarding the shareholder’s interests in our capital stock. A shareholder’s notice to the Company of the nomination of a person to serve as a director must include, as applicable, similar information as required above, as well as the name of any director nominee, information about the nominee required by SEC rules and the director nominee’s consent to be named and serve if elected.

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Additional Information

Householding

We have adopted a procedure approved by the SEC called householding, which allows us to deliver a single set of our Annual Report on Form 10-K, which includes the Annual Report to Shareholders (together, the “Annual Report”), Proxy Statement or Notice to shareholders who do not participate in electronic delivery and have the same last name and address. This process helps eliminate duplicate mailings and reduces our printing and mailing costs.

If your household would like to receive individual rather than multiple mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Englewood, New York 11717, or call 800-542-1061. If a broker or other nominee holds your shares, you may continue to receive multiple mailings. Please contact your broker or other nominee directly to discontinue multiple mailings from them.

Your household may have received a single set of our Annual Report and Proxy Statement; if you would like another set, please write to Broadridge Investor Communications Solutions at the address above.

Annual Reports

Our Annual Report is available on our website at www.polaris.com in the “Investors” section.You may also request a free copy of our Annual Report and Proxy Statement by writing to the Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, MN 55340, or by calling (763) 542-0500.

By Order of the Board of Directors

Lucy Clark Dougherty
Senior Vice President, General Counsel and Secretary

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Designed & published by labrador-company.com

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ATTN: RICHARD EDWARDS POLARIS INDUSTRIES INC. 2100 HIGHWAY 55 MEDINA, MN 55340

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PII

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E36604-P03058	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

POLARIS INDUSTRIES INC.
The Board of Directors recommends you vote FOR the nominees listed in Item 1:

1.	Election of Directors

	Nominees	For	Against	Abstain

	1a. George W. Bilicic	☐	☐	☐

	1b. Annette K. Clayton	☐	☐	☐

	1c. Kevin M. Farr	☐	☐	☐

	1d. John P. Wiehoff	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain

2.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018						☐	☐	☐

3.	Advisory vote to approve the compensation of our Named Executive Officers						☐	☐	☐

Please sign exactly as your name(s) appear(s) on the proxy. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If signing for a corporation, provide the name of the corporation and your full title.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E36605-P03058

POLARIS INDUSTRIES INC.
Annual Meeting of Shareholders
April 26, 2018 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kenneth J. Pucel and Michael T. Speetzen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of POLARIS INDUSTRIES INC. that the shareholder(s) held of record at the close of business on February 28, 2018 and is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on April 26, 2018, at www.virtualshareholdermeeting.com/PII, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side